Exhibit 10.1

LOAN AGREEMENT

Dated as of November 12, 2025

between

THE BORROWERS NAMED HEREIN,

as Borrower,

and

GOLDMAN SACHS BANK USA,

as Lender

Project Echo Portfolio

i	Project Echo

ii	Project Echo

iii	Project Echo

iv	Project Echo

Schedule A      Properties
Schedule B      Exception Report
Schedule C      Deferred Maintenance Conditions
Schedule D      Sample NOI Calculation
Schedule E      Rent Roll
Schedule F      Material Agreements
Schedule G      Organizational Chart
Schedule H      Form of Tenant Notice
Schedule I      Allocated Loan Amounts
Schedule J      Tax Forms
Schedule K      Zoning Reports
Schedule L      Environmental Reports

v	Project Echo

LOAN AGREEMENT

This Loan Agreement is dated November 12, 2025 and is among GOLDMAN SACHS BANK USA, a New York state-chartered bank, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and each of the entities identified as a “Borrower” on the signature pages hereto, as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower” or “Borrowers”).

RECITALS

Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).

Lender is willing to make the Loan on the terms and subject to the conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, the Note and the other Loan Documents.

In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

DEFINITIONS

(a)            When used in this Agreement, the following capitalized terms have the following meanings:

“Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement that has and maintains (a) a long-term unsecured debt or counterparty rating from S&P of at least A+, (b) a long-term unsecured debt rating from Moody’s of at least A3, and (c) a long-term unsecured debt rating from Fitch of at least “A” or a short-term unsecured debt rating from Fitch of at least “F1”. The required ratings set forth in (a) and (b) above may be satisfied by either (i) the counterparty itself or (ii) an affiliate of the counterparty that guaranties all of the counterparty’s present and future obligations under the applicable interest rate hedge agreement, which guaranty shall otherwise be in form and substance reasonably acceptable to Lender.

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein pursuant to this Agreement, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agent” has the meaning set forth in Section 8.7(c).

“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Allocated Loan Amount” means, with respect to each Property, the portion of the Loan Amount allocated thereto set forth in Schedule I.

“Alteration” means any demolition, structural alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof.

“Annual Capital Expenditure Amount” means, on any date of determination, (x) with respect to each Multifamily Property, $300.00 per multifamily unit (the number of multifamily units contained in each Multifamily Property is as set forth on Schedule A), and (y) with respect to the Watergate Property, $0.25 per square foot of leasable square feet in such Property.

“Annual G&A Budget” means Sponsor’s annual budget of G&A Expenses.

“Annual Property Budget” means a capital and operating expenditure budget for the Properties prepared by Borrower that specifies amounts sufficient to operate and maintain the Properties for the applicable Fiscal Year at a standard at least equal to the annual budget maintained with respect to the Properties on the Closing Date.

“Anti-Corruption Obligations” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and all other applicable anti-bribery and corruption laws and regulations.

“Applicable Strike Rate” means (x) during the initial term of the Loan, the Initial Term Strike Rate, and (y) during the Extension Term (if any), the Extension Term Strike Rate.

“Appraisal” means, with respect to each Property, an as-is appraisal of such Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP), which shall be in form and substance reasonably satisfactory to Lender.

“Appraised Value (Multifamily)” means the aggregate “as-is” appraised value of the Multifamily Properties, each as determined by Appraisals dated not more than 90 days prior to the date of determination.

“Approved Annual G&A Budget” has the meaning set forth in Section 5.17.

“Approved Annual Property Budget” has the meaning set forth in Section 5.17.

“Approved Leasing Agent” means Stream Realty Partners-DC, L.P., or any other leasing agent approved by Lender with respect to any Property, provided the Rating Condition is satisfied with respect thereto, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d) or the applicable Approved Management Agreement terminates by its own terms.

“Approved Leasing Agreement” means that certain Exclusive Agency Agreement, dated as of June 1, 2022, between Watergate Borrower and the initial Approved Leasing Agent, and any other leasing agreement with an Approved Leasing Agent that is approved by Lender after the date hereof with respect to any Property, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Management Agreement” means that certain Management Agreement, dated as of June 1, 2022, between Watergate Borrower and the initial Approved Property Manager, and any other management agreement with an Approved Property Manager that is reasonably approved by Lender, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Parking Management Agreement” means that certain Parking Facility Management agreement, dated as of May 15, 2023, between Watergate Borrower and the initial Approved Parking Manager, and any other management agreement with an Approved Parking Manager that is reasonably approved by Lender, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Parking Manager” means ABM Parking Services, or any other parking management company reasonably approved by Lender and with respect to which the Rating Condition is satisfied, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Approved Property Manager” means Stream Realty Partners-DC, L.P., a Texas limited partnership, or any other management company reasonably approved by Lender and with respect to which the Rating Condition is satisfied, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Assignment” has the meaning set forth in Section 8.7(b).

“Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be in the form executed by Borrower and the initial Acceptable Counterparty on the Closing Date, as the same may from time to time be amended, restated, replaced, extended, renewed, supplemented or otherwise modified in accordance with the terms of this Agreement.

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” has the meaning set forth in Section 7.1(c).

“Basic Carrying Cost Account” has the meaning set forth in Section 3.4(a).

“Basic Carrying Cost Release Amount” has the meaning set forth in Section 3.4(e).

“Benchmark” means Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Floor” means 3.00% (300 basis points).

“Benchmark Interim Unavailability Period” means any Interest Accrual Period for which Lender determines that (a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark, unless and until a Benchmark Replacement has been implemented with respect thereto pursuant to Section 1.3, or (b) it is unlawful to use, or a change in law prohibits, restricts or limits the use of, the then-current Benchmark to determine or maintain the applicable interest rate.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:

1.            the alternate benchmark rate of interest that has been selected by Lender as of the date the Loan is converted as the replacement for the then-current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, and that is then, or Lender anticipates will be, generally used by Lender in its syndicated floating rate commercial real estate loans (or, if the Loan has been securitized, used by the Servicer on CMBS loans) similar to the subject Loan as an alternative to the then-current Benchmark, as determined by Lender in its sole but good faith discretion, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate commercial mortgage loans at such time, and that is then, or Lender reasonably anticipates will be, generally used by Lender in its syndicated floating rate commercial real estate loans (or, if the Loan has been securitized, used by the Servicer on CMBS loans) similar to the subject Loan as an alternative to the then-current Benchmark, as determined by Lender or the Servicer, as applicable, in its reasonable good faith discretion (the “Unadjusted Benchmark Replacement”), and

2.            the Benchmark Replacement Adjustment; provided that, in no event shall the Benchmark Replacement for any Interest Accrual Period be deemed to be less than the Benchmark Floor.

“Benchmark Replacement Adjustment” means, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body or (b) any industry-accepted index rate adjustment or evolving or then-prevailing market convention for calculating or determining such spread adjustment for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans at such time.

“Benchmark Replacement Condition” means, with respect to any conversion of the Benchmark to a Benchmark Replacement, if the Loan is included in a REMIC, either (i) receipt by Lender of an opinion of nationally recognized REMIC counsel, in form and substance reasonably acceptable to Lender, that such conversion complies with the applicable REMIC requirements or (ii) formal guidance shall have been issued by the IRS to the effect that such conversion will comply with such REMIC requirements.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or conversion of the Loan to a Prime Rate, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period” and “Payment Date”, timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions, rounding conventions and other administrative matters) that Lender determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark Replacement or conversion to a Prime Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice for floating rate commercial mortgage loans (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1.             in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and

2.             in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

Notwithstanding the foregoing, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Condition or waiver thereof by Lender.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1.            a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

2.             a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

3.             a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that the Benchmark is not, or as of a specified future date will not be, representative.

“Bethesda Borrower” means the individual Borrower that owns the Bethesda Property.

“Bethesda Property” means the Property identified as such on Schedule A.

“Borrower” or “Borrowers” has the meaning set forth in the first paragraph of this Agreement.

“Breakage Costs” has the meaning set forth in Section 2.1(c).

“Budgeted Capital Expenditures” means, with respect to any calendar month, without duplication, (i) an amount equal to the Capital Expenditures budgeted for such calendar month as set forth in the then-applicable Annual Property Budget, or (ii) if requested by Borrower in writing, such greater amount as shall equal Borrower’s actual Capital Expenditures for such month, except that such greater amount shall in no event exceed 110% (measured monthly on a rolling 3-month basis) of the amount specified in clause (i) of this definition without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned, provided that no such consent shall be required in connection with expenditures for non-discretionary items and Capital Expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event that threatens imminent harm to persons or property at the Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto with written notice of such expenditure given to Lender promptly thereafter.

“Budgeted Operating Expenses” means, with respect to any calendar month, without duplication, (i) an amount equal to the Operating Expenses budgeted for such calendar month as set forth in the then-applicable Annual Property Budget (excluding amounts budgeted in respect of Property Taxes and insurance premiums), or (ii) if requested by Borrower in writing, such greater amount as shall equal Borrower’s actual Operating Expenses for such month (excluding Property Taxes and insurance premiums), except that such greater amount shall in no event exceed 110% (measured monthly on a rolling 3-month basis) of the amount specified in clause (i) of this definition without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned, provided that no such consent shall be required in connection with expenditures for non-discretionary items and expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event that threatens imminent harm to persons or property at the Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto with written notice of such expenditure given to Lender promptly thereafter.

“Business Day” means any day other than a Saturday, a Sunday or a day on which federally insured depository institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

“Capital Expenditure” means, with respect to any Property, hard and soft costs incurred by Borrower with respect to replacements and capital repairs made to such Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

“Capital Expenditure Account” has the meaning set forth in Section 3.6(a).

“Cash Management Account” has the meaning set forth in Section 3.1(a).

“Cash Management Agreement” means that certain Cash Management Agreement, dated as of the Closing Date, among Borrower, the Eligible Institution that maintains the Cash Management Account as of the Closing Date, and Lender and, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.

“Cause” means, with respect to an Independent Director, (i) acts or omissions have been committed by such Independent Director that constitute systematic and persistent willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of fraud or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director” or (v) any other reason for which the prior written consent of Lender shall have been obtained.

“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

“Closing Date” means the date of this Agreement.

“Closing Date Debt Yield (Multifamily)” means 8.5%.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all assets owned from time to time by Borrower and Pledgor including the Properties, the Pledged Collateral, the Revenues and all other tangible and intangible property of Borrower and Pledgor, all of which Borrower pledges to Lender pursuant to the Loan Documents, and all proceeds thereof.

“Collateral Account” means each of the accounts and sub-accounts established pursuant to Article III hereof.

“Component Spread” shall have the meaning set forth in Section 1.1(c).

“Componentization” means a bifurcation of the initial Note into multiple Notes or Note Components pursuant to Section 1.1(c) (and the terms “Componentize” and “Componentized” have meanings correlative thereto).

“Componentization Notice” has the meaning set forth in Section 1.1(c).

“Condemnation” means a long-term taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Condominium” means each condominium governed by the Condominium Documents.

“Condominium Act” means, collectively, all Legal Requirements applicable to the Condominium.

“Condominium Association” means, with respect to each Condominium, the “condominium association” or the equivalent as set forth in the respective Condominium Documents.

“Condominium Documents” means, collectively, with respect to each Condominium Property, the condominium declaration, the related condominium by-laws, any rules and regulations promulgated thereunder, and any and all other documents and agreements binding upon, governing or otherwise pertaining to the Condominium and/or the Condominium Association.

“Condominium Property” means the Bethesda Property.

“Condominium Unit” means each individual unit in a Condominium (together with all interests appurtenant thereto).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contest Procedures” means, with respect to any contested obligation of Borrower, that Borrower is contesting in good faith and with due diligence, the amount, validity or application thereof by appropriate proceedings, at Borrower’s sole cost and expense, provided in each case that (i) such proceedings are conducted in accordance with all applicable Legal Requirements and contractual obligations and have the effect of suspending collection and enforcement; (ii) no Property or part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iii) Borrower has notified Lender of such proceedings in writing, keeps Lender reasonably apprised of the status thereof, and promptly responds to any reasonable informational requests from Lender with respect thereto; (iv) promptly upon final determination thereof, Borrower pays any amount determined under such proceedings to be payable and complies with any obligation determined thereunder to be valid or applicable; and (v) Borrower furnishes to Lender such security as may be reasonably requested by Lender to insure compliance with the contested obligations, together with all interest and penalties payable in connection therewith (and Lender may apply any such security as necessary to cause compliance with such obligations at any time when, in the reasonable judgment of Lender, the amount determined to be due and payable or the validity, applicability or violation of such obligations is finally established, or any Property or part thereof or interest therein, is in imminent danger of being sold, forfeited, terminated, cancelled or lost).

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure or indemnify a creditor against loss.

“Control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (and the terms “Controlled” and “Controlling” have meanings correlative thereto). Control shall not be deemed absent solely because one or more members, partners or shareholders (whether managing or not) shall have veto or consent rights with respect to major decisions of such entity. A change in control shall not be deemed to have occurred as a result of any change in the composition of the Board of Directors or any officers managing any entity that is an indirect owner of any Borrower.

“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, by Borrower and Sponsor for the benefit of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Damages” to a Person means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever actually incurred (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, actually incurred by or asserted against such party, whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or punitive damages, except to the extent imposed upon Lender by one or more unaffiliated third parties.

“DBRS Morningstar” means DBRS, Inc., and its successors.

“Debt” means, on any date of determination, with respect to any Person, without duplication:

(i)             all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii)            all unreimbursed amounts drawn under letters of credit issued for the account of such Person;

(iii)           all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv)           all Contingent Obligations of such Person;

(v)            all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

(vi)           any PACE Debt; and

(vii)          any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Debt Yield (Multifamily)” means, as of the date of determination, the percentage obtained by dividing Net Operating Income (Multifamily) by the Principal Indebtedness. Lender’s determination of the Debt Yield (Multifamily) shall be dispositive absent manifest error.

“Debt Yield (Multifamily) Threshold” means, with respect to any release of a Property, the greater of (x) the Closing Date Debt Yield (Multifamily) and (y) the Debt Yield (Multifamily) immediately prior to such release. Lender’s determination of the Debt Yield (Multifamily) Threshold shall be dispositive absent manifest error.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” means with respect to any Indebtedness, 300 basis points per annum in excess of the interest rate otherwise applicable thereto; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Deferred Maintenance Account” has the meaning set forth in Section 3.7(a).

“Deferred Maintenance Amount” means $916,072.50.

“Deferred Maintenance Conditions” means those items described in Schedule C.

“Deposit Account Control Agreement” has the meaning set forth in Section 3.1(a).

“Disbursement Request” means a written request for a disbursement from a Collateral Account, accompanied by (1) an itemized list of all costs to be paid with the proceeds of such disbursement, (2) an Officer’s Certificate confirming that all such costs have been paid by Borrower or will be paid with the proceeds of such disbursement, whereupon no amounts due and payable by Borrower in connection therewith will remain unpaid, and that all amounts previously received by Borrower from the Collateral Accounts have been applied by Borrower toward the costs for which they were requested, and (3) in the case of any disbursement in excess of $50,000, copies of all related invoices and, if applicable, at Lender’s written request therefore, copies of lien releases or waivers from any contractors or subcontractors with respect to the work for which reimbursement is being sought (which releases and waivers may be conditioned on payment of the requested disbursements and may be partial in that they relate solely to the work for which payment is being made).

“Distributable Excess Release Proceeds” has the meaning set forth in Section 2.2(a)(ii).

“DSCR” means, as of the date of determination, the quotient obtained by dividing (i) Net Operating Income as of the determination date, by (ii) the aggregate debt service payable in respect of the Loan during the succeeding 12-month period, calculated as if Term SOFR or the Unadjusted Benchmark Replacement, as applicable, were equal to the Applicable Strike Rate and assuming that there will be no prepayments.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” means an account or book-entry subaccount maintained with a federal or state-chartered depository institution or trust company that complies with the definition of “Eligible Institution”, or (ii) a segregated trust account or account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution that has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) that, in either case, has corporate trust powers, acting in its fiduciary capacity.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A–1” by S&P, “P–1” by Moody’s and “F–1” by Fitch, and whose long-term senior unsecured debt obligations are rated at least “A-” by S&P, “A” by Fitch, and “A2” by Moody’s and whose deposits are insured by the FDIC or (ii) an institution with respect to which the Rating Condition is satisfied.

“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement executed by Borrower and Sponsor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare or (v) the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standard Practice for Environmental Site Assessments E 1527-21 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 7.1.

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.9(a).

“Excess Release Proceeds” has the meaning set forth in Section 2.2(a)(ii).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.5, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 1.5(e)(i) and (d) any Taxes imposed under FATCA.

“Exculpated Person” means each Person that is an affiliate, equity holder, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee or partner of Borrower, Pledgor or Sponsor.

“Exit Fee” means an amount equal to 0.50% of any Principal Indebtedness that is being or is required to be repaid, which amount shall be due and payable upon each such actual or required repayment (including on the Maturity Date), subject to Section 2.3.

“Extension Term” has the meaning set forth in Section 1.1(d).

“Extension Term Strike Rate” means, with respect to the Extension Term, the lesser of (x) the Initial Term Strike Rate, and (y) the strike rate that, when added to the Spread and any applicable Benchmark Replacement Adjustment, would result in a DSCR of 1.10, calculated as if Term SOFR or the Unadjusted Benchmark Replacement, as applicable, were equal to such strike rate.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fiscal Quarter” means each 3-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned.

“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld, delayed or conditioned.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Force Majeure” means a delay due to acts of God, pandemic, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, shortages of labor or materials or similar causes beyond the reasonable control of Borrower; provided that (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.

“Foreign Investment Regulation” means any federal law regarding foreign investment in the United States, including (i) the Defense Production Act of 1950, as amended from time to time (50 U.S.C. §4565), and any successor legislation, (ii) the Foreign Investment Risk Review Modernization Act of 2018, as amended from time to time, and any successor legislation, (iii) any enabling legislation or executive order relating to the foregoing, and (iv) any rules, regulations, mandates, powers and requirements that are imposed by or exercised under any of the foregoing or that are implemented by or otherwise relate to the Committee on Foreign Investment in the United States.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Full Shortfall Reserve Amount” means (x) $10,000,000 until the Principal Indebtedness has been reduced to $260,000,000, or (y) $5,000,000 after the Principal Indebtedness has been reduced to $260,000,000.

“G&A Expense Distribution Cap” has the meaning set forth in Section 3.5(d).

“G&A Expenses” means general administrative expenses of Sponsor as necessary for the Sponsor to operate in the ordinary course of business and maintain its corporate existence.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any court).

“Guaranty” means that certain Guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under any of the Properties is prohibited or requires monitoring, investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Properties that are used at the Properties in compliance with all Environmental Laws and in a manner that does not result in contamination of any Property or in a Material Adverse Effect.

“Increased Costs” has the meaning set forth in Section 1.5(h).

“Indebtedness” means the Principal Indebtedness, together with interest and all other sums due from Borrower under the Loan Documents, including the Exit Fee, the Duration Fee, and all transaction costs, late fees and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

“Indemnified Parties” has the meaning set forth in Section 8.17.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Director” of any limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, Delaware Trust, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, Cogency Global, Inc., or, if none of those companies is then providing professional independent directors or managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an affiliate of Borrower or Pledgor and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors of such limited liability company or as a “manager” of such limited liability company within the meaning of Section 18-101 of the Delaware Limited Liability Company Act and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i)            a member (other than an independent, non-economic “springing” member), partner, equity holder, manager, director, officer or employee of such limited liability company or any of its equity holders or affiliates (other than as an independent director or independent manager of such limited liability company or an affiliate of such limited liability company that is not in the direct chain of ownership of such limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);

(ii)            a creditor, supplier or service provider (including provider of professional services) to such limited liability company or any of its equity holders or affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such limited liability company or any of its equity holders or affiliates in the ordinary course of business);

(iii)           a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)           a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii)  or (iii)  above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being an independent director or independent manager of a Single-Purpose Entity affiliated with the limited liability company in question shall not be disqualified from serving as an Independent Director of such limited liability company, provided that the fees that such natural person earns from serving as independent director or independent manager of affiliates of such limited liability company in any given year constitute in the aggregate less than five percent of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a limited liability company and, at the same time, serve as independent directors or independent managers of an equity holder or member of such limited liability company.

“Initial Term Strike Rate” means (x) for so long as the Benchmark is Term SOFR, 5.00%, and (y) following a Benchmark Replacement Date, the amount obtained by subtracting the Benchmark Replacement Adjustment from the Initial Term Strike Rate set forth in clause (x).

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.

“Interest Accrual Period” means each period from and including the 15th day of a calendar month through and including the 14th day of the immediately succeeding calendar month; provided, that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.

“Interest Determination Date” means, for each Interest Accrual Period, (x) if the Benchmark is Term SOFR, the day that is two U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period and (y) if the Benchmark is not Term SOFR, the date and time determined by Lender in accordance with the Benchmark Replacement Conforming Changes.

“Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the initial term of the Loan or the Extension Term, as applicable, in form and substance reasonably acceptable to Lender (together with an interest rate cap agreement and schedules relating thereto, which are consistent in form and substance with the terms set forth in such confirmation), that hedges against increases in Term SOFR or the Unadjusted Benchmark Replacement, as applicable, above the Applicable Strike Rate.

“IRS” means the United States Internal Revenue Service.

“KBRA” means Kroll Bond Rating Agency, Inc., and its successors.

“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party or has a consent right, or other agreement under which Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Commissions” means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at any of the Properties pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third-party/arms’-length written brokerage agreements or in accordance with the Approved Management Agreement, provided that the commissions payable pursuant thereto are commercially reasonable based upon the then current brokerage market for property of a similar type and quality to such Property in the geographic market in which such Property is located (or, in the case of leasing commissions payable pursuant to an Approved Management Agreement or Approved Leasing Agreement, not in excess of the leasing commissions set forth in such Approved Management Agreement or Approved Leasing Agreement as of the Closing Date).

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws, zoning restrictions and Foreign Investment Regulations) affecting Borrower, Pledgor, Sponsor, the Property, the Pledged Collateral or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 8.7.

“Lender 125% Determination” means a determination by Lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a valuation method satisfactory to Lender, the fair market value of the Property securing the Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Code and reducing the fair market value of the Property by the amount of any lien on the Property that is senior to the applicable portion of the Loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Code) of the applicable portion of the Loan that is held in the REMIC.

“Lending Parties” has the meaning set forth in Section 8.23(a).

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, priority, security interest, restrictive covenant, easement, encumbrance or charge (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Liquidation Plan” means the Elme Communities Plan of Sale and Liquidation, which became effective on October 30, 2025, a copy of which is filed at SEC.Gov.

“Loan” has the meaning set forth in Section 1.1(a).

“Loan Amount” means $520,000,000.

“Loan Documents” means this Agreement, the Note, each of the Mortgages (and related financing statements), the Environmental Indemnity, the Subordination of Property Management and Leasing Agreement, the Subordination of Parking Management Agreement, the Cash Management Agreement, the Deposit Account Control Agreement, the Cooperation Agreement, the Guaranty, each Assignment of Interest Rate Cap Agreement, the Pledge Agreement, the Watergate Affiliate Loan Subordination Agreement, and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Loan to Value Ratio (Multifamily)” means, as of any date, the ratio, as determined by Lender, of (a) the Principal Indebtedness to (b) the Appraised Value (Multifamily).

“Lockbox Account” has the meaning set forth in Section 3.1(a).

“Lockbox Bank” means an Eligible Institution chosen by Borrower and reasonably satisfactory to Lender.

“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).

“Major Lease” means any non-residential Lease.

“Major Tenant” means a Tenant under a Major Lease.

“Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to any Property and/or Pledgor’s title to any Pledged Collateral, (ii) the ability of the Properties to generate net cash flow sufficient to service the Loan, (iii) the ability of Borrower, Pledgor or Sponsor to perform any material provision of any Loan Document, (iv) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Mortgages, the Pledge Agreement and the other Loan Documents, or (v) the value, use or enjoyment of any individual Property or the operation or occupancy thereof.

“Material Agreements” means each contract and agreement (other than Leases) relating to the Properties, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $250,000 per annum or that cannot be terminated by Borrower without cause upon 60 days’ notice or less without payment of a termination fee, or that is with an affiliate of Borrower.

“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties that (a) is reasonably expected to result in a Material Adverse Effect with respect to the applicable Property, (b) is reasonably expected to cost in excess of the Threshold Amount, as determined by an independent architect (except for Alterations in connection with (i) Tenant Improvements under and pursuant to Leases existing as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date) or Leases thereafter entered into in accordance with this Agreement, (ii) the remediation of any Deferred Maintenance Condition in accordance with this Agreement, (iii) restoration of a Property following a Casualty or Condemnation in accordance with this Agreement, and (iv) any work performed on an emergency basis (i.e. without sufficient time to comply with the provisions of this Agreement applicable to Alterations) to remedy a situation imposing imminent threat to human health or safety), or (c) is reasonably expected to permit (or is reasonably likely to induce) any Tenant to terminate its Lease or abate rent in any material respect.

“Maturity Date” means the Payment Date in November, 2026, as same may be extended in accordance with Section 1.1(d), or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“Maximum Management Fee” means 3.00% of the gross revenues of the Properties.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means, with respect to each Property, that certain Mortgage, Deed of Trust or Deed to Secure Debt (as the case may be), Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing encumbering such Property, executed by Borrower as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith. Each Mortgage shall secure the entire Indebtedness, provided that in the event that the jurisdiction in which the Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to the greater of (x) 125% of such Property’s Allocated Loan Amount and (y) the appraised value of such Property.

“Multi-Asset Person” means a Person that derives less than 20% of its aggregate gross income, and less than 20% of its net worth, from its direct or indirect interest in the Properties.

“Multifamily Percentage” means the percentage obtained by dividing (i) the sum of the Allocated Loan Amounts for the Multifamily Properties by (ii) the sum of the Allocated Loan Amounts for all Properties. Lender’s determination of the Multifamily Percentage shall be dispositive absent manifest error.

“Multifamily Property” or “Multifamily Properties” means those certain Properties set forth on Schedule A designated as “Multifamily” under the “Property Type” column.

“Net Operating Income” means, as of any date of determination, (i) Operating Income during the Fiscal Quarter then most recently ended (excluding revenue from Tenants that are in monetary default or in material non-monetary default continuing in excess of 60 days after the date such payment or performance was due) times four, minus (ii) Operating Expenses during the four Fiscal Quarters then most recently ended. For the avoidance of doubt, Net Operating Income shall exclude extraordinary or non-recurring income and expenses. Lender’s calculation of Net Operating Income as of the Closing Date, based on information provided by Borrower, is set forth in Schedule D.

“Net Operating Income (Multifamily)” means the Net Operating Income generated solely by the Multifamily Properties.

“Net Sales Proceeds” means, in respect of any bona fide sale of a Property to an unaffiliated third party, an amount equal to (a) the gross sales price and all other consideration received from such sale, less (b) the sum of (i) all reasonable, customary market closing costs, fees and expenses paid to unaffiliated third parties (including transfer taxes), and (ii) any advisory fees payable to Lender or its affiliates, in each case, to the extent incurred in connection with the closing of such sale, as calculated by Borrower and verified by Lender.

“Non-Consolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

“Note(s)” means that certain Promissory Note, dated as of the Closing Date, made by Borrower to Lender to evidence the Loan, as such note may be Componentized and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note Component” has the meaning set forth in Section 1.1(c).

“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.

“Operating Account” means an Eligible Account maintained by the Approved Property Manager or Borrower at an Eligible Institution, which account shall only contain amounts in respect of Operating Expenses for one or more of the Properties and amounts permitted to be distributed to or paid on behalf of Sponsor in respect of G&A Expenses in accordance herewith.

“Operating Expenses” means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower and the Properties during such period, determined in accordance with generally accepted accounting standards utilized by Borrower and reasonably approved by Lender; provided, however, that such expenses shall not include (i) depreciation, amortization or other non-cash items, (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other Taxes in the nature of income taxes, (iv) Capital Expenditures, or (v) any other extraordinary or non-recurring items, including any actual Capital Expenditures.

“Operating Income” means, for any period, all operating income from each of the Properties during such period, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iii) any interest income from any source, (iv) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (v) any proceeds resulting from the Transfer of all or any portion of the Collateral, (vi) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (vii) Termination Proceeds, and (viii) any other extraordinary or non-recurring items.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overpaying Borrower” has the meaning set forth in Section 8.34.

“Ownership Control” of any entity means the ownership, directly or indirectly, of 100% of the equity interests in, and the right to 100% of the distributions from, such entity coupled with Control of such entity (and the terms “Ownership Controlled” and “Ownership Controlling” have meanings correlative thereto).

“PACE Debt” means any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE loans”. For avoidance of doubt, PACE Debt is not Permitted Debt and Liens securing PACE Debt are not Permitted Encumbrances.

“Participation” has the meaning set forth in Section 8.7(b).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001), as amended from time to time.

“Payment Date” means, with respect to each Interest Accrual Period, the ninth (9th) day of the calendar month in which such Interest Accrual Period ends; provided, that prior to a Securitization, Lender shall have the right to change the Payment Date upon prior written notice to Borrower, so long as a corresponding change to the Interest Accrual Period is also made. Whenever a Payment Date is not a Business Day, the entire amount that would have been due and payable on such Payment Date shall instead be due and payable on the immediately preceding Business Day.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).

“Permitted Debt” means:

(A)           with respect to Borrower:

(i)            the Indebtedness;

(ii)           Property Taxes not yet delinquent or being contested in good faith in compliance with the Contest Procedures;

(iii)          tenant allowances and Capital Expenditure costs required under Leases or otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due;

(iv)          the Watergate Affiliate Loan;

(v)           debt secured by mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent Taxes or impositions, in each case only if being diligently contested in good faith in compliance with the Contest Procedures; and

(vi)          Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, that are incurred in the ordinary course of Borrower’s ownership and operation of the Properties, in amounts reasonable and customary for similar properties and not exceeding 2.0% of the sum of the Allocated Loan Amounts of the then-remaining Properties in the aggregate.

(B)            with respect to Pledgor, Pledgor’s obligations pursuant to the Pledge Agreement.

(C)            with respect to Watergate Borrower only, in addition to (A)  above, the Watergate Affiliate Loan, so long as such loan is unsecured, subordinated to the repayment of the Loan pursuant to the Watergate Affiliate Loan Subordination Agreement, and pledged to Lender by the Watergate Affiliate Lender pursuant to the Pledge Agreement (which pledge is perfected by Lender’s physical possession of the related Promissory Note).

“Permitted Encumbrances” means:

(i)            the Liens created by the Loan Documents;

(ii)            all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policy;

(iii)           Liens, if any, for Taxes that are not yet delinquent or are being diligently contested in good faith in compliance with the Contest Procedures;

(iv)           mechanics’, materialmen’s or similar Liens, if any, in each case only if being diligently contested in good faith in compliance with the Contest Procedures or bonded or discharged within 30 days after Borrower first receives written notice of such Lien;

(v)            rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;

(vi)          easements, restrictive covenants or other similar encumbrances entered into for traffic circulation, ingress, egress, parking, utilities and other similar purposes that would not be reasonably expected to have a Material Adverse Effect;

(vii)          existing Leases set forth on Schedule E, and new Leases entered into in accordance with this Agreement; and

(viii)         such other Liens as Lender shall approve in writing, which approval shall not be unreasonably withheld, conditioned or delayed if no Event of Default is continuing.

“Permitted Equity Transfer” means the following:

(i)             transfers of shares in (A) Sponsor on a nationally-recognized stock exchange, or (B) if the Sponsor is no longer publicly traded at any time during the term of the Loan, transfers of shares in Sponsor through over-the-counter exchanges or otherwise, provided no Prohibited Change of Control occurs, or (C) Sponsor or any successor to Sponsor following its conversion to a liquidating entity in accordance with the Liquidation Plan, provided no Prohibited Change of Control occurs;

(ii)            transfers of public shares in Sponsor pursuant to customary officer, director and employee compensation arrangements;

(iii)           in connection with any sale of all or any portion of the Properties, the transfer, at any time during the term of the Loan, by Sponsor or any of its Affiliates owning 100% of the membership or partnership interests in any or all of the individual Pledgors or Borrowers, of such membership or partnership interests to a wholly owned subsidiary of Sponsor (which may have elected to be treated as a “real estate investment trust” in accordance with Section 856 through 860 of the Internal Revenue Code), provided (1) no Prohibited Change of Control occurs; (2) such transfer does not affect the liability of any Pledgor (unless replaced in accordance herewith) or Borrower, the continuing existence, priority or perfection of any lien or security interest created under this Agreement or any other Loan Document to which any Pledgor or Borrower is a party, or the enforceability hereof or thereof with respect to all or any portion of the Obligations; (3) in the case of any transfer of interests in any Borrower, Lender receives replacement pledges of such interests from one or more Successor Pledgors that have executed and delivered to Lender pledge agreements in the same form as the existing Pledge Agreements, and such replacement pledges are duly perfected through the filing of UCC financing statements and the delivery of certificated membership interests, in each case in the same manner as the pledges being replaced; (4) Lender receives legal opinions of counsel reasonably acceptable to Lender that are equivalent in scope and substance to the opinions delivered on the Closing Date, including updated nonconsolidation, Delaware, authority and enforceability opinions, each in form and substance reasonably satisfactory to Lender; and (5) Borrower and the Successor Pledgors shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request in connection with the foregoing; and

(iv)           either (a) a transfer by Sponsor of all of its direct or indirect equity interests in the individual Pledgors to a liquidating trust vehicle, together with the contemporaneous transfer of the equity interests in such liquidating trust vehicle to Sponsor’s shareholders, pursuant to the Liquidation Plan; or (b) the conversion of Sponsor or any subsidiary of Sponsor (other than Pledgor or Borrower) into a liquidating trust vehicle pursuant to the Liquidation Plan; provided in each case, that (1) such liquidating trust vehicle assumes, pursuant to documentation acceptable to Lender, all obligations of Sponsor under this Agreement and the other Loan Documents, including the Guaranty and the Environmental Indemnity (or enters into replacement agreements on the same terms), (2) the beneficial ownership of such liquidating trust vehicle is substantially the same as the beneficial ownership of Sponsor immediately prior to such transaction, and (3) no Prohibited Change of Control occurs.

“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:

(i)             all direct obligations of the U.S. government, and all obligations that are fully guaranteed by the U.S. government, that in each case have maturities not in excess of one year;

(ii)            federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months, a long term rating of A1 and a short term rating of P-1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(iii)           deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(iv)           commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months, a long term rating of A1 and a short term rating of P-1 by Moody’s) and having a maturity of not more than 90 days;

(v)            any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i)  above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm by S&P, Aaa by Moody’s and the highest rating obtainable by Fitch; and

(vi)           such other investments as to which the Rating Condition has been satisfied.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) (indicating high volatility or dramatic fluctuations in their expected returns because of market risk) or any other qualifying suffix attached to the rating (with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities that exceed the time periods set forth above; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest on Permitted Investments may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No Permitted Investments shall require a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. Except as expressly provided for above, all Permitted Investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Pledge Agreement” means that certain Pledge and Security Agreement dated as of the date hereof, made by Pledgor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Pledged Collateral” shall have the meaning ascribed to the term “Collateral” in the Pledge Agreement.

“Pledgor” means, individually and/or collectively as the context may require, each entity listed on Schedule A under the “Pledgor” column.

“Policies” has the meaning set forth in Section 5.15(b).

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Rate be deemed to be less than the Benchmark Floor.

“Principal Indebtedness” means, as of any date of determination, the then-outstanding principal balance of the Loan on such date.

“Prior Loan” has the meaning set forth in Section 4.17(c).

“Prohibited Change of Control” means the occurrence of any of the following: (i) the failure of Borrower and Pledgor to be Ownership Controlled by Sponsor, or (ii) the failure of any other Required SPE to be Ownership Controlled by Sponsor, or (iii) with respect to the Sponsor, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the then outstanding voting stock of the Sponsor.

“Prohibited Equity Pledge” means the existence of a Lien on any equity interest in, or right to distributions from, a Restricted Person, other than Permitted Encumbrances.

“Prohibited Preferred Equity” means preferred equity that is issued by a Restricted Person and has (i) a hard coupon, minimum return or the equivalent, (ii) a mandatory redemption date or the equivalent, with consequences for failure to meet (i) or (ii), such as a change in control or the triggering of buy-sell mechanisms; provided that any direct or indirect owner of a Required SPE that is not itself a Required SPE may issue up to $125,000 in preferred equity interests on customary terms in connection with an election to be treated as a “real estate investment trust” in accordance with Section 856 through 860 of the Internal Revenue Code, provided Sponsor directly or indirectly owns 100% of the outstanding common equity interests in the issuer and has management control of the issuer.

“Properties” means the real property described in Schedule A hereto and in Exhibit A to each Mortgage, together with all buildings and other improvements thereon and all personal property appurtenant thereto; and “Property” means an individual property included in the Properties or all Properties collectively, as the context may require.

“Property Condition Report” means a structural and seismic Property Condition Report or reports (including a “probable maximum loss” calculation, if applicable) with respect to the Property prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Property Release” has the meaning set forth in Section 2.2 hereof.

“Property Taxes” means all real estate and personal property taxes, assessments, fees, Taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar Taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or that may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.

“Proportional Amount” has the meaning set forth in Section 8.33.

“Rating Agency” means, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, DBRS Morningstar and KBRA, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).

“Rating Condition” means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates; except that if all or any portion of the Loan has not been Securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Condition” shall instead mean the receipt of prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been Securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its reasonable discretion. No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. Lender shall have the right in its sole discretion to waive a Rating Condition requirement with respect to any Rating Agency that Lender determines has declined to review the applicable proposal.

“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata) unless the same has occurred in the ordinary course in compliance with applicable Environmental Laws, and “Released” has the meaning correlative thereto.

“Release ALA Percentage” means 110%.

“Release NSP Percentage” means, with respect to the release of any Property, 95%; provided that if Lender determines in its reasonable discretion at the time of such release that the Excess Cash Flow Reserve Account and the Shortfall Reserve Account do not contain adequate and appropriate amounts to assure payment of Property-level expenses and G&A Expenses on a going-forward basis, then Lender shall have the right to decrease the Release NSP Percentage for such release to 90%.

“Release Price” means, with respect to the release of any Property, the greatest of:

(a)            the product of (x) such Property’s Allocated Loan Amount times (y) the Release ALA Percentage;

(b)            the Release NSP Percentage of the Net Sales Proceeds; and

(c)            the amount of the repayment that is required in order for the Debt Yield (Multifamily), after giving effect to such release and such repayment, to be no less than the greater of (x) the Closing Date Debt Yield (Multifamily) and (y) the Debt Yield (Multifamily) immediately prior to such Property Release as calculated by Lender and verified by Borrower.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.

“Rent Roll” has the meaning set forth in Section 4.14(a).

“Representative Borrower” has the meaning set forth in Section 8.4.

“Required SPE” means each individual Borrower, each individual Pledgor and each Single-Purpose Equity Holder.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Person” means each Required SPE and each of its direct and indirect equity holders that is not a Multi-Asset Person.

“Revenues” means all rents (including percentage rent), moneys payable as damages pursuant to a Lease or in lieu of rent (including all Termination Proceeds), royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues (for the avoidance of doubt, including parking revenues), deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources, including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

“Riverside Property” means the Property identified as such on Schedule A.

“Riverside Reimbursable Security Deposit” means, at any time, the security deposit of a residential Tenant at the Riverside Property that was previously remitted into the Lockbox Account in accordance herewith and is required to be reimbursed to such residential Tenant at such time in accordance with the terms of its Lease.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sanctioned Person” means any Person with whom or which dealings are restricted or prohibited under any Sanctions, including as a result of that Person (a) being named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other list of Persons subject to Sanctions, (b) being located, organized, or resident in, or owned or controlled by the government of, a Sanctioned Territory or the Government of Venezuela, or (c) having any relationship of ownership, control, or agency with, or any commercial dealings with, a Person described in (a) or (b).

“Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country- or territory-wide Sanctions.

“Sanctions” means any law, regulation, or other act with force of law of the United States, the European Union, the United Kingdom, or United Nations Security Council resolutions imposing trade and economic sanctions including embargoes, the freezing or blocking of assets of targeted Persons, or other similar restrictions on exports, imports, investment, payments or other transactions, including any laws threatening to impose such trade and economic sanctions on any person for engaging in targeted behavior.

“Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction (and the terms “Securitize” and “Securitized” have meanings correlative thereto).

“Servicer” means the entity or entities duly appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender. The initial Servicer shall be Berkadia.

“Severed Loan Documents” has the meaning set forth in Section 7.2(f).

“Single-Purpose Entity” means a limited liability company or limited partnership that:

(a)            was formed under the laws of the State of Delaware solely for the purpose of acquiring, owning, holding, leasing, subleasing, financing, operating, managing, maintaining, developing, improving, selling and/or otherwise disposing of an ownership interest in one or more of the Properties, or in the case of a Single-Purpose Equity Holder or Pledgor, an ownership interest in Borrower(s);

(b)            (i) with regard to Borrower, does not engage in any business unrelated to the applicable Property and (ii) with regard to Pledgor, does not engage in any business other than the ownership of the Pledged Collateral;

(c)            (i) with regard to Borrower, does not own any assets other than those related to its interest in the applicable Property (and does not and will not own any assets on which Lender does not have a Lien, other than excess cash that has been released to Borrower pursuant hereto) and (ii) with regard to Pledgor, does not own any assets other than the applicable Pledged Collateral;

(d)            does not have any Debt other than Permitted Debt, or in the case of a Single-Purpose Equity Holder or Pledgor, reasonable and customary administrative expenses and state franchise taxes;

(e)            maintains books, accounts, records and financial statements that are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person, provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Person from such Affiliate and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person (other than as contemplated by the Loan Documents with respect to co-Borrowers) and (ii) such assets shall also be listed on such Person’s own separate balance sheet);

(f)             is subject to and complies in all material respects with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;

(g)            holds itself out to the public as a legal entity separate and distinct from any other Person and not as a division or part of another Person;

(h)            conducts its business solely in its own name;

(i)             exercises reasonable efforts to correct any misunderstanding actually known to it regarding its separate identity, maintains an arms’-length relationship with its affiliates and only enters into a contract or agreement with an affiliate in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms’-length basis with unaffiliated third parties;

(j)             pays its own liabilities solely out of its own funds (to the extent of available net cash flow from each Property), including the salaries of its own employees, if any (provided that the foregoing shall not require such Person’s equityholders to make any additional capital contributions to such Person) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate;

(k)            maintains a sufficient number of employees, if any, in light of its contemplated business operations;

(l)             conducts its business so that the assumptions made with respect to it that are contained in the Non-consolidation Opinion shall at all times be true and correct in all material respects;

(m)            maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(n)            observes all applicable entity-level formalities in all material respects;

(o)            does not commingle its assets with those of any other Person, and holds all of its assets solely in its own name;

(p)            does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others or allow its affiliates to hold out their credit as being available to satisfy its obligations or securities (except pursuant to the Loan Documents);

(q)            does not acquire obligations or securities of its direct or indirect equity holders;

(r)             does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any other Person other than as contemplated by the Loan Documents with respect to co-Borrowers;

(s)            intends to maintain adequate capital in light of its contemplated business operations (provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person);

(t)             has two Independent Directors, or has a Single-Purpose Equity Holder with two Independent Directors, and has organizational documents that (i) provide that the Independent Directors shall consider only the interests of Borrower, including its creditors, and shall have no fiduciary duties to Borrower’s equity holders (except to the extent of their respective interests in Borrower), and (ii) prohibit the replacement of any Independent Director without Cause and without giving at least two Business Days’ prior written notice to Lender and the Rating Agencies (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);

(u)            if it is a limited liability company, has organizational documents that provide that upon the occurrence of any event that causes it to have no members while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as its sole member and shall preserve and continue its existence without dissolution;

(v)            files its own tax returns separate from those of any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pays any Taxes required to be paid under applicable law only from its own funds; it being acknowledged that all Borrowers other than the Watergate Borrower are disregarded entities for U.S. Federal income tax purposes; and

(w)           has by-laws or an operating agreement, or has a Single-Purpose Equity Holder with by-laws or an operating agreement, that provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents or otherwise consented to by Lender:

(i)              the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of a Single-Purpose Equity Holder, the assets of Borrower) or the division or conversion of such Person into multiple entities or series pursuant to Sections 18-215, 18-217 or 18-218 of the Delaware Limited Liability Company Act or Sections 17-218, 17-220, or 17-221 of the Delaware Limited Partnership Act, or otherwise;

(ii)             the engagement by such Person (and, in the case of a Single-Purpose Equity Holder, the engagement by Borrower) in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the applicable Property and activities incidental thereto (and, in the case of a Single-Purpose Equity Holder or Pledgor, activities incidental to the acquisition and ownership of its interest in Borrower); and

(iii)            any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equity Holder, Borrower’s) organizational documents relating to qualification as a “Single-Purpose Entity”;

(x)            has by-laws or an operating agreement, or has a Single-Purpose Equity Holder with by-laws or an operating agreement, that provides that, for so long as the Loan is outstanding, such Person shall not take or consent to the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing in a judicial proceeding such Person’s inability to pay its debts generally as they become due (unless required to do so by applicable law), or the taking of any action in furtherance of any of the foregoing, in each case, in respect of itself or, in the case of a Single-Purpose Equity Holder, in respect of Borrower, without the prior unanimous written consent of all of its Independent Directors; and

(y)            uses separate stationery, invoices and checks bearing its own name.

“Single-Purpose Equity Holder” means a Single-Purpose Entity that (x) is a limited liability company formed under the laws of the State of Delaware, (y) owns a direct equity interest in Borrower, and (z) serves as the general partner or managing member of Borrower.

“Sponsor” means Elme Communities, a Maryland real estate investment trust, or pursuant to, an in accordance with clause (iii) of the definition of “Permitted Equity Transfer,” any such liquidating trust vehicle that becomes a replacement of the Sponsor in accordance therewith.

“Spread” means (x) prior to any Componentization,

(a)            from the Closing Date through the end of the 6th full Interest Accrual Period (i.e., through and including May 14, 2026), 2.25% (225 basis points);

(b)            during the 7th through 9th full Interest Accrual Periods, 2.75% (275 basis points);

(c)            during the 10th through 12th full Interest Accrual Periods, 3.00% (300 basis points);

(d)            during the 13th through 15th full Interest Accrual Periods, 3.50% (350 basis points);

(e)            during the 16th through 18th full Interest Accrual Periods, 3.75% (375 basis points); and

(f)            thereafter, 4.00% (400 basis points); and

(y)            following any Componentization, with respect to each Note or Note Component, its Component Spread, which shall step up over time in the same basis point increments and on the same dates as set forth in clause (x) (for the avoidance of doubt, by 50 basis points on May 15, 2026, by an additional 25 basis points on August 15, 2026, and so on).

“Subordination of Parking Management Agreement” means that certain Consent and Agreement of Parking Manager and Subordination of Parking Facility Management Agreement executed by Borrower and the Approved Parking Manager as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Subordination of Property Management and Leasing Agreement” means that certain Consent and Agreement of Manager and Subordination of Management Agreement and Exclusive Agency Agreement executed by Borrower, the Approved Property Manager and the Approved Leasing Agent as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Successor Pledgor” means a Single-Purpose Entity that is wholly owned, directly or indirectly, by Sponsor.

“Survey” means, with respect to each Property, a current land title survey thereof, certified to Borrower, the title company issuing the applicable Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant that are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.

“Term SOFR” means, for each Interest Accrual Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the Term SOFR Administrator’s Website on the applicable Interest Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Interest Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Interest Determination Date, and if such Term SOFR for a one-month period was last published by the Term SOFR Administrator more than three U.S. Government Securities Business Days prior to such Interest Determination Date then a Benchmark Interim Unavailability Period with respect to Term SOFR will be deemed to have occurred. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Lender in its reasonable discretion).

“Term SOFR Administrator’s Website” means the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.

“Termination Proceeds” means any payment, fee, damages, forfeited security deposit, or proceeds of any bond or letter of credit given as security, that Borrower receives or is permitted to retain whenever a Lease is terminated in whole or in part, whether by buy-out, cancellation, default, rejection or otherwise, or the Tenant thereunder defaults.

“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.

“Threshold Amount” means, with respect to each Property, an amount equal to 5.0% of such Property’s Allocated Loan Amount.

“Title Insurance Policy” means, with respect to each Property, an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender.

“Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation and maintenance of the Properties in the ordinary course and that would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Borrower and the capitalized amount of any ordinary-course financing leases.

“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.

“Transaction Agreement” means that certain Purchase and Sale Agreement, dated as of August 1, 2025 (the “Transaction Agreement”) entered into by and among Elme Communities, WASHREIT OP LLC, Echo Sub LLC, CEVF VI Capitol Holdings, LLC, and CEVF VI Co-Invest I Venture, LLC.

“Transfer” means the sale or other whole or partial conveyance of all or any portion of the Collateral or any direct or indirect interest therein to a third party, including the granting of any purchase options, any division or conversion of a limited liability company into multiple entities or series pursuant Sections 18-215, 18-217 or 18-218 of the Delaware Limited Liability Company Act or Sections 17-218, 17-220, or 17-221 of the Delaware Limited Partnership Act or otherwise with an allocation of Collateral to any such entity or series, any rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the conveyance of a Permitted Encumbrance, including a Lease at any Property in accordance herewith shall not constitute a Transfer.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” has the meaning set forth in the definition of “Benchmark Replacement”.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 1.5(e)(i).

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“Waste” means any material abuse or destructive use (whether by action or inaction) of any Property.

“Watergate Affiliate Lender” means WashREIT OP LLC, a Delaware limited liability company.

“Watergate Affiliate Loan” means that certain loan in the amount of $44,100,000 made by Watergate Affiliate Lender to Watergate Borrower pursuant to that certain Promissory Note, dated as of April 4, 2017, made by Watergate Borrower for the benefit of Watergate Affiliate Lender.

“Watergate Affiliate Loan Subordination Agreement” means that certain Subordination and Standstill Agreement re Affiliate Loan by and among Lender, Watergate Affiliate Lender and Watergate Borrower with respect to the Watergate Affiliate Loan.

“Watergate Borrower” has the meaning set forth on Schedule A.

“Watergate Property” means the Property identified as such on Schedule A.

“Withholding Agent” means the Borrower and, if one has been appointed, the Servicer.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zoning Reports” shall mean, collectively, all the zoning reports of each Property delivered to Lender in connection with the closing.

(h)            Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection of such Section, (vii) the use of the phrases “an Event of Default exists”, “during the continuance of an Event of Default” or similar phrases in the Loan Documents shall not be deemed to grant Borrower any right to cure an Event of Default, and each Event of Default shall continue unless and until the same is waived by Lender in writing in accordance with the requirements of the Loan Documents, (viii) the use of the phrase “paid in full” or similar phrases in the Loan Documents shall mean paid by Borrower in full in cash, and (ix) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.

Article I

GENERAL TERMS

Section 1.1.         The Loan; Term.

(a)            On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by one or more Notes that shall bear interest as provided in Section 1.2(a). All interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. All dollar amounts resulting from calculations hereunder will be rounded upward to the nearest cent.

(b)            The Loan shall be secured by the Collateral pursuant to the Mortgages, the Pledge Agreement and the other Loan Documents.

(c)            Upon prior written notice (which may be delivered by e-mail) from Lender to Borrower from time to time (a “Componentization Notice”), any one or more of the Notes will be deemed to have been subdivided into multiple components (“Note Components”). Each Note Component shall have such notional balance as Lender shall specify in the most recent Componentization Notice and an interest rate equal to the sum of the Benchmark plus such amount (the “Component Spread”) as Lender shall specify in such Componentization Notice (which shall increase over time in the manner set forth in the definition of “Spread”), provided that the sum of the principal balances of all Note Components and all other Notes shall equal the then-current Principal Indebtedness, and the weighted average of the Component Spreads and the Spreads of all other Notes, weighted on the basis of their respective principal balances, shall initially equal the percentage set forth in the then-applicable subclause of clause (x) of the definition of “Spread”. Borrower shall be treated as the obligor with respect to each of the Note Components and acknowledges that each Note Component may be individually beneficially owned by a separate Person. A Componentization Notice need not be countersigned by Borrower to be effective, but Borrower shall countersign any Componentization Notice if requested by Lender. The Note Components need not be represented by separate physical Notes, but if requested by Lender each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such replacement Note, in substantially the same form as the Note executed and delivered on the Closing Date, promptly following Borrower’s receipt of an execution copy thereof. Voluntary and involuntary prepayments of principal on the Loan shall be applied to the Notes or Note Components in the manner specified by Lender in the Componentization Notice which may increase the weighted average interest rate of the Notes or Note Components (with the result that the monthly interest payment owed by Borrower might increase). Apart from the foregoing, such Componentization shall not result in the modification of any other material economic terms of the Loan, or any decrease in any of Borrower’s rights or increase in Borrower’s obligations under the Loan Documents, in any material respect.

(d)            Borrower shall have the option to extend the scheduled Maturity Date of the Loan to the Payment Date in the month containing the one-year anniversary of the Maturity Date as theretofore in effect (such extension, the “Extension Term”), provided that as a condition to the Extension Term, (i) Borrower shall deliver to Lender written notice of such extension at least 30 days and not more than 60 days prior to the Maturity Date as theretofore in effect; (ii) no Event of Default shall be continuing on either the date of such notice or the Maturity Date as theretofore in effect; (iii) Borrower shall have obtained an Interest Rate Cap Agreement for the Extension Term and collaterally assigned such Interest Rate Cap Agreement to Lender pursuant to an Assignment of Interest Rate Cap Agreement; (iv) Borrower shall have paid an extension fee in an amount equal to 0.25% of the Principal Indebtedness; (v) the Loan Amount shall have been partially repaid in accordance herewith such that the Principal Indebtedness upon commencement of the Extension Term is no more than $312,000,000; (vi) the Loan to Value Ratio (Multifamily), based on new Appraisals reasonably acceptable to Lender, shall not exceed 60%, and (vii) Borrower shall have reimbursed Lender for all reasonable and documented out-of-pocket expenses incurred by Lender in connection with such extension. If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option will automatically cease and terminate. For avoidance of doubt, no such extension shall be subject to any conditions other than those expressly set forth in this Section.

Section 1.2.         Interest and Principal.

(a)            On each Payment Date, Borrower shall pay to Lender interest on the outstanding principal balance of each Note or Note Component for the entire applicable Interest Accrual Period at a rate per annum equal to the sum of the Benchmark for such Interest Accrual Period plus the applicable Spread. Notwithstanding the foregoing, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period occurring during the continuance of an Event of Default. On the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period in lieu of making such payment on the first Payment Date following the Closing Date.

(b)            No prepayments of the Loan shall be permitted except for (i) prepayments made pursuant to Section 2.1 and (ii) prepayments resulting from Casualty or Condemnation as described in Section 5.16. The entire outstanding Principal Indebtedness, together with all interest thereon through the end of the Interest Accrual Period in which the Maturity Date falls (calculated as if such Principal Indebtedness were outstanding for the entire Interest Accrual Period) and all other amounts then due under the Loan Documents shall be due and payable by Borrower to Lender on the Maturity Date.

(c)            From and after the occurrence and during the continuance of an Event of Default, at the election of Lender, the Indebtedness shall bear interest at the applicable Default Rate and, in the case of all amounts not paid when due hereunder, Borrower shall pay to Lender a late fee in an amount equal to the lesser of five percent (5.0%) of such unpaid sum and the maximum amount permitted by applicable law, in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment (except that no late fee shall be payable in respect of a late payment of the Principal Indebtedness on the Maturity Date, whether or not accelerated).

(d)            On the Payment Date in February, 2026, Borrower shall pay to Lender a fee (the “Duration Fee”) in an amount equal to 0.20% of the Principal Indebtedness.

Section 1.3.         Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)            If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Interest Determination Date for any Interest Accrual Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent dates, without any amendment to, or further action or consent of any other party to, this Agreement, subject to Section 1.3(d) below.

(b)            In connection with the implementation of a Benchmark Replacement or the Prime Rate, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower, subject to Section 1.3(d) below.

(c)            During any Benchmark Interim Unavailability Period, the component of the interest rate based on the then-current Benchmark shall be replaced by the Prime Rate.

(d)            Lender will promptly notify Borrower (which notice may be by e-mail) of (i) the Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and/or (iv) any Benchmark Interim Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion exercised in good faith and without consent from Borrower.

(e)            Neither the Servicer nor Lender warrants or accepts responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement or conversion of the Loan to a Prime Rate), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement or Prime Rate) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Servicer and Lender may select information sources or services in its reasonable discretion to ascertain Term SOFR, the Prime Rate or any other Benchmark, in each case pursuant to the terms of this Loan Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(f)             Borrower hereby agrees promptly to pay Lender (within 30 days of Lender’s written demand therefor) any additional amounts necessary to reimburse Lender for any reasonable out of pocket costs and expenses incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder and/or fees or expenses of legal counsel. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 1.4.         Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(b)) shall be made to Lender not later than 3:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day unless otherwise agreed to by Lender in its sole discretion. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(a)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

Section 1.5.         Taxes; Regulatory Change.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Withholding Agent) requires the deduction or withholding of any Tax from any such payment by Withholding Agent, then Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c)            Indemnification by Borrower. The Borrower shall indemnify each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(d)            Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)            Status of Lenders. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Withholding Agent, at the time or times reasonably requested by Withholding Agent, such properly completed and executed documentation reasonably requested by Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Withholding Agent, shall deliver such other documentation prescribed by applicable law or such other documents reasonably requested by Withholding Agent as will enable Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(A)            any Lender that is a U.S. Person shall deliver to Borrower, upon the reasonable request of Borrower, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter and in any event upon the reasonable request of Borrower), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Schedule J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S.  Tax Compliance Certificate substantially in the form of Schedule J-2 or Schedule J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S.  Tax Compliance Certificate substantially in the form of Schedule J-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f)             Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f)  (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f)  the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)            Survival. Each party’s obligations under Section 1.5(a) through Section 1.5(f) shall survive any assignment of rights by, or the replacement of, a Lender, the expiration and termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)            Increased Costs. If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost (excluding any (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, (C) Connection Income Taxes) to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount deemed by Lender or such holder to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder upon Lender’s or such holder’s request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender will notify Borrower in writing of any event occurring after the Closing Date that will entitle Lender or any holder of the Loan to reimbursement pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such reimbursement and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within 9 months following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the date that is 9 months prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to reimburse Lender or any holder of the Loan for any Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, whether or not attributable to payments made by Borrower. If a Lender requests reimbursement under this Section, Lender shall furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such reimbursement and the method for determining the amount thereof.

Section 1.6.         Interest Rate Cap Agreements.

(a)            On or prior to the Closing Date, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the initial term of the Loan and have a notional amount equal to the Loan Amount. The initial Interest Rate Cap Agreement shall have a strike rate equal to the Initial Term Strike Rate.

(b)            If Borrower exercises any of its options to extend the term of the Loan pursuant to Section 1.1(d), then on or prior to the commencement of the Extension Term, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement having (x) a term coterminous with the Extension Term, (y) a notional amount at least equal to the Principal Indebtedness as of the first day of the Extension Term, and (z) a strike rate equal to the Extension Term Strike Rate.

(c)            Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Assignment of Interest Rate Cap Agreement).

(d)            Borrower shall comply with all of its obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Lockbox Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(e)            If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect ceases to be an Acceptable Counterparty and thereafter fails to abide by the requirements set forth in such Interest Rate Cap Agreement with respect to ratings downgrades, then Borrower shall promptly but in any event no later than 30 days after notice thereof by Lender obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in paragraph (a)  or (b)  above, as applicable, with a counterparty that is an Acceptable Counterparty.

(f)             On the Closing Date and at any time that Borrower obtains a replacement Interest Rate Cap Agreement pursuant to this Section, Borrower shall deliver to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance satisfactory to Lender.

(g)            Promptly following the occurrence of a Benchmark Replacement Date, Borrower shall obtain (or modify the existing Interest Rate Cap Agreement), and thereafter maintain in effect, an Interest Rate Cap Agreement that hedges against increases in the Unadjusted Benchmark Replacement, having (x) a strike rate that is equal to or less than the Applicable Strike Rate, determined as of the Benchmark Replacement Date, (y) a term through the end of the Interest Accrual Period containing the then applicable Maturity Date, and (z) a notional amount at least equal to the Principal Indebtedness. If such an Interest Rate Cap Agreement is not then commercially available, then Borrower may propose for Lender’s reasonable approval an alternative hedging instrument that would afford Lender substantially equivalent protection from increases in the interest rate; provided, however, that if Lender rejects Borrower’s proposal, then Lender will direct the alternative and Borrower shall comply in all material respects with such directive.

(h)            If, at any time, the notional amount of an Interest Rate Cap Agreement is higher than the Principal Indebtedness, Borrower shall be permitted to release or transfer, free and clear of the Lien of the Loan Documents, a portion of the notional amount of such Interest Rate Cap Agreement in an amount equal to the amount of such excess, provided that any proceeds of such transaction actually realized by Borrower shall be remitted to Lender for deposit into the Shortfall Reserve Account.

Section 1.7.         Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense, either (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated costs and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind.

Article II

VOLUNTARY PREPAYMENTS AND EQUITY TRANSFERS

Section 2.1.         Voluntary Prepayment.

(a)            Borrower shall have the right, at its option, upon 15 days’ prior written notice (or such lesser days’ notice as is acceptable to Lender) to Lender, to prepay the Loan in whole or, solely in connection with a Property Release pursuant to the terms of this Agreement, in part, on any Business Day, provided that Borrower shall pay to Lender simultaneously with each such prepayment the applicable Exit Fee (if any) payable in respect of the amount so prepaid, plus any actual Breakage Costs. Each such prepayment that is made on a Payment Date shall be accompanied by all interest that (x) following a Securitization, would otherwise have been due on such Payment Date had the prepayment not occurred and (y) prior to a Securitization, accrues through the applicable prepayment date, and each such prepayment that is not made on a Payment Date shall be accompanied by all interest that (x) following a Securitization, would have been due on the next succeeding Payment Date had the prepayment not occurred (with mutually acceptable escrow and true-up arrangements if such amount is not yet known because the applicable Interest Determination Date has not yet occurred), and (y) prior to a Securitization, accrues through the applicable prepayment date. Any partial prepayment shall be applied to the last payments of principal due under the Loan. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days’ written notice to Lender (subject to payment of any reasonable and documented out-of-pocket costs and expenses incurred by Lender as a result of such rescission).

(b)            If the Note has been Componentized, all prepayments of the Loan shall be applied to the Notes or Note Components in the sequence set forth in the Componentization Notice.

(c)            Borrower shall indemnify Lender and hold Lender harmless from any loss or expense that Lender sustains or actually incurs as a result of any prepayment of the Loan on a day that is not a Payment Date, including such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan hereunder (collectively, the “Breakage Costs”) upon written notice thereof to Borrower accompanied by a reasonable explanation and calculation of such Breakage Costs demanded by Lender. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

Section 2.2.         Property Releases.

(a)            Provided no Event of Default is then continuing and all amounts then due and owing to Lender as of the date of release have been paid in full, Borrower shall have the right, at its option, on not less than 15 days’ prior written (or such lesser days’ notice as is acceptable to Lender) to Lender, to obtain the release of one or more of the Properties (a “Property Release”) from the Liens of the Loan Documents in connection with a bona-fide sale to an unaffiliated third party, provided that the following conditions shall have been satisfied, to Lender’s reasonable satisfaction:

(i)             Borrower shall prepay the Loan, in accordance with Section 2.1, in an amount equal to the applicable Release Price, which prepayment shall be accompanied by the other amounts specified in Section 2.1.

(ii)            If 100% of the Net Sales Proceeds exceeds the Release Price, Borrower shall remit such excess (“Excess Release Proceeds”) to Lender for deposit into the Shortfall Reserve Account unless all of the following conditions are satisfied: (A) the amount then contained in the Shortfall Reserve Account is equal to or greater than the Full Shortfall Reserve Amount, (B) the Debt Yield (Multifamily) is greater than 10%, and (C) no Event of Default is continuing. If all of the foregoing conditions (A) through (C) are satisfied, such Excess Release Proceeds (“Distributable Excess Release Proceeds”) shall not be required to be deposited into the Shortfall Reserve Account, shall not be subject to the prohibition against distributions by Borrower hereunder, and may be distributed by Borrower to Sponsor for any purpose, including special dividends, or used to pay the Duration Fee and/or the Extension Fee.

(iii)           The released Property shall be conveyed by deed to a third party that is not an affiliate of Sponsor, Pledgor or Borrower.

(iv)           If the Loan has been securitized in a REMIC, then after giving effect to the release of the Property or Properties, the Lender 125% Determination shall have been satisfied or, if the same is not so satisfied, then Borrower shall have prepaid the Loan in an amount equal to the lesser of (x) the fair market value of the Property or Properties so released (as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC and excluding the value attributable to any property that is not an interest in real property within the meaning of Section 860(G)(a)(3)(A) of the Code) and (y) the amount necessary to obtain a Lender 125% Determination.

(v)            If the Loan has been Securitized in a REMIC, Borrower shall deliver to Lender an opinion of counsel in form and substance which would be acceptable to a prudent lender of securitized commercial mortgage loans acting reasonably, stating, among other things, that any REMIC trust formed pursuant to a Securitization will not fail to maintain its status as a REMIC as a result of such release and will not be subject to tax on any “prohibited transactions” or “prohibited contributions” as a result of such release.

(vi)           Upon request from Lender, Borrower shall have delivered to Lender an Officer’s Certificate confirming Borrower’s calculation of the applicable Release Price, the Debt Yield (Multifamily) Threshold, and the recalculated Debt Yield (Multifamily) described in clause (ii).

(vii)          Borrower shall reimburse Lender for any actual reasonable and documented out-of-pocket costs and expenses incurred by Lender in connection with this Section 2.2 (including the reasonable fees and expenses of legal counsel and the reasonable and documented out-of-pocket expenses of the Servicer).

(b)            Upon satisfaction of the requirements set forth in this Section, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the applicable Property from the Liens of the Loan Documents.

Section 2.3.         Exit Fee. Upon any repayment or prepayment of the Loan (or any portion thereof), or earlier occurrence of the Maturity Date, Borrower shall pay to Lender on the date of such repayment or prepayment or Maturity Date, as applicable, the Exit Fee (if any) applicable thereto. All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan. Notwithstanding the foregoing, no Exit Fee shall be due in connection with a repayment or prepayment of the Loan (or any portion thereof) paid by proceeds from (a) a financing provided by Goldman Sachs Bank USA or an affiliate thereof (provided that for the avoidance of doubt neither Goldman Sachs Bank USA nor any affiliate thereof shall have any obligation to offer to provide any such financing) or (b) an arm’s length sale of one or more of the Properties to a third-party unaffiliated with Borrower, Pledgor or Sponsor in accordance with Section 2.2.

Section 2.4.         Transfers of Equity Interests in Borrower. No direct or indirect equity interests in any Borrower shall be conveyed or otherwise transferred to any Person unless the following conditions are satisfied:

(i)             With respect to any Person that, as a result of such transfer, will Control Borrower or Pledgor or will hold 10% or more of the direct or indirect interest in Borrower or in any Person that Controls Borrower or Pledgor, Lender’s standard “know-your-customer” requirements shall have been satisfied. Lender shall use diligent and commercially reasonable efforts to complete its “know your customer” diligence within 30 days after receiving the information necessary to do so.

(ii)            No Prohibited Change of Control, Prohibited Equity Pledge or Prohibited Preferred Equity shall occur or exist as a result thereof.

(iii)           Such Transfer is a Permitted Equity Transfer.

(iv)           If such conveyance or transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in any Required SPE (even if not constituting a Prohibited Change of Control), Borrower shall have delivered to Lender with respect to such Person a new non-consolidation opinion that in Lender’s reasonable judgment satisfies the then-current criteria of the Rating Agencies (and, to the extent that the criteria of the Rating Agencies has not changed in any material respect since the Closing Date, Lender’s approval of any such non-consolidation opinion that is in substantially the form of the Non-Consolidation Opinion shall not be unreasonably withheld, delayed or conditioned).

(v)            Borrower shall have reimbursed Lender for its reasonable and documented out-of-pocket costs and expenses, including amounts actually owed to the Rating Agencies in connection with such transfer (but no fee shall be charged by Lender or any Servicer except for the transfer fee described herein, if applicable).

(vi)           Lender shall have received 10 days’ advance written notice of any conveyance or transfer of 10% or more of the direct or indirect equity interests in, or Control of, Borrower or Pledgor or for which a new non-consolidation opinion is required under clause (iv)  above.

Article III

ACCOUNTS

Section 3.1.         Cash Management Account.

(a)            On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Lockbox Bank one or more lockbox accounts into which all Revenues from the Properties will be deposited (the “Lockbox Account”). As a condition precedent to the closing of the Loan, Borrower shall cause the Lockbox Bank to execute and deliver an agreement (as modified or replaced in accordance herewith, a “Deposit Account Control Agreement”) which provides, inter alia, that Borrower shall have no access to funds in the Lockbox Account and that on a weekly basis (or such greater frequency as may be requested by Borrower), the Lockbox Bank will remit all amounts contained therein directly into an account specified by Lender. Lender shall specify Lender’s cash management account (the “Cash Management Account”) for such remittance by the Lockbox Bank.

(b)            Borrower shall cause all cash Revenues and all other money received by Borrower or the Approved Property Manager (other than tenant security deposits to the extent they are required to be held in segregated escrow accounts in accordance herewith) to be deposited in the Lockbox Account either directly or within three business days after collection by (or, in the case of the Watergate Property, Borrower’s receipt from) an Approved Property Manager.

(c)            Lender shall have the right at any time and from time to time in its sole discretion to change the Eligible Institution at which any one or more of the Collateral Accounts (other than the Lockbox Account) is maintained (and in the case of any such change in respect of the Cash Management Account, Lender shall deliver not less than five Business Days’ prior written notice thereof to Borrower and the Lockbox Bank). In addition, during the continuance of an Event of Default, or if the Lockbox Bank fails to comply in all material respects with the Deposit Account Control Agreement or ceases to be an Eligible Institution (as reasonably determined by Lender), Lender shall have the right at any time, upon not less than 30 days’ prior written notice to Borrower, to replace the Lockbox Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Deposit Account Control Agreement satisfactory to Lender.

(d)            Borrower shall maintain at all times an Operating Account into which amounts shall be deposited from time to time pursuant hereto. Borrower shall not permit any amounts unrelated to a Property and amounts permitted to be distributed to or paid on behalf of Sponsor in respect of G&A Expenses in accordance herewith to be commingled with amounts on deposit in the Operating Account and shall cause all amounts payable with respect to Operating Expenses for the Properties to be paid from the Operating Account or the Cash Management Account (to the extent required or permitted hereunder) and from no other account. Borrower shall deliver to Lender each month the monthly bank statement(s) related to such Operating Account. Borrower shall be permitted to withdraw amounts from the Operating Account solely for the purpose of paying bona fide Property expenses incurred in accordance with this Agreement and to distribute to, or pay on behalf of Sponsor, amounts in respect of G&A Expenses (in each case, up to the respective amount remitted by Lender to the Operating Account for such purpose). During the continuance of an Event of Default, all amounts contained in the Operating Account shall be remitted to the Cash Management Account.

(e)            Borrower shall not make any distributions or payments to its affiliates except as permitted by Section 6.9 and Section 2.2(a)(ii) hereof.

Section 3.2.         Distributions from Cash Management Account.

(a)            On each Payment Date, starting with the Payment Date in December 2025, provided no Event of Default is then continuing (and, if and to the extent Lender so elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

(i)             to the Basic Carrying Cost Account, the amounts then required to be deposited therein pursuant to Section 3.4;

(ii)            to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

(iii)           to the Operating Account, an amount equal to the Budgeted Operating Expenses for the month in which such Payment Date occurs, provided that the amounts disbursed to such account pursuant to this clause (iii)  shall be used by Borrower solely to pay Budgeted Operating Expenses for such month (Borrower agreeing that, in the event that such Budgeted Operating Expenses exceed the actual operating expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account, to the extent of available funds in the Operating Account, prior to the next succeeding Payment Date) and provided further that no amounts will be disbursed to the Operating Account in respect of the fees of the Approved Property Manager to the extent such fees exceed the Maximum Management Fee;

(iv)           to the Operating Account, an amount equal to the Budgeted Capital Expenditures for the month in which such Payment Date occurs, provided that the amounts disbursed to such account pursuant to this clause (iv)  shall be used by Borrower solely to pay Budgeted Capital Expenditures for such month (Borrower agreeing that, in the event that such Budgeted Capital Expenditures exceed the actual Capital Expenditures for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date);

(v)            to the Operating Account, an amount equal to the Budgeted G&A Expenses for the month in which such Payment Date occurs, subject to the G&A Expense Distribution Cap; provided that the amounts disbursed to such account pursuant to this clause (v) shall be used by Borrower solely to remit such amounts to Sponsor for payment of Budgeted G&A Expenses for such month or to pay such Budgeted G&A Expenses directly, at Sponsor’s direction (Borrower agreeing on behalf of itself and Sponsor that in the event that such Budgeted G&A Expenses exceed the actual G&A Expenses for such month, such excess amounts shall be remitted by Sponsor and Borrower, as applicable, to the Cash Management Account prior to the next succeeding Payment Date);

(vi)           to the Capital Expenditure Account, the amount, if any, required to be deposited therein pursuant to Section 3.6; and

(vii)          all remaining amounts to the Excess Cash Flow Reserve Account.

(b)            If on any Payment Date the amount in the Cash Management Account is insufficient to make all of the transfers described above (other than remittance of excess cash to the Excess Cash Flow Reserve Account), then funds in the Excess Cash Flow Reserve Account shall be applied toward such deficiency; and if funds in the Excess Cash Flow Reserve Account are insufficient to fund such deficiency in its entirety, then funds in the Shortfall Reserve Account shall be applied toward the remaining deficiency; and if funds in the Shortfall Reserve Account are insufficient to fund such remaining deficiency in its entirety, then Lender shall so notify Borrower (which notice may be by e-mail) and Borrower shall remit to the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower fails to remit such amount to the Cash Management Account, then, subject to any applicable cure period specified in Section 7.1, same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c).

Section 3.3.         Loss Proceeds Account.

(a)            Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).

(b)            Provided no Event of Default is then continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 5.16.

Section 3.4.         Basic Carrying Cost Account.

(a)            Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts payable by Borrower in respect of Property Taxes and insurance premiums (the “Basic Carrying Cost Account”).

(b)            On the Closing Date, Borrower shall remit to Lender, for deposit into the Basic Carrying Cost Account, an amount equal to the sum of (i) an amount sufficient to pay all Property Taxes by the 30th day prior to the date they next become due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Property Taxes, plus (ii) an amount sufficient to pay all insurance premiums for Policies required hereunder by the 30th day prior to the date they next become due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums (for the avoidance of doubt, such deposits shall not be required for insurance policies that are not required hereunder).

(c)            On each Payment Date, Borrower shall remit to Lender, for deposit into the Basic Carrying Cost Account, an amount equal to the sum of:

(i)             1/12 of the Property Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus

(ii)            1/12 of the insurance premiums for Policies required hereunder that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months (for the avoidance of doubt, such deposits shall not be required for insurance policies that are not required hereunder);

provided, however, that if at any time Lender reasonably determines that the amount in the Basic Carrying Cost Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Property Taxes and insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower in writing of such determination and Borrower shall increase its monthly payments to the Basic Carrying Cost Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation commencing on the next ensuing Payment Date.

(d)            Borrower shall provide Lender with copies of all tax and insurance bills relating to each Property promptly after Borrower’s receipt thereof to the extent not already received by Servicer. Lender will apply amounts in the Basic Carrying Cost Account toward the purposes for which such amounts are deposited therein prior to delinquency. In connection with the making of any payment from the Basic Carrying Cost Account, Lender may cause such payment to be made according to any bill, statement or estimate provided by Borrower or procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.

(e)             Upon consummation of a Property Release pursuant to Section 2.2, after all conditions to the Property Release have been satisfied, provided no Event of Default is continuing, Lender shall remit to Borrower the portion of the funds then on deposit in the Basic Carrying Cost Account allocable to the released Property (the “Basic Carrying Cost Release Amount”); provided that, after giving effect to such remittance, the balance remaining in the Basic Carrying Cost Account is at least equal to the amount that Lender estimates to be sufficient, together with subsequent monthly deposits required to be made into the Basic Carrying Cost Account under this Agreement, to accumulate the full amount of all installments of Property Taxes and insurance premiums for the remaining Properties by their respective due dates.

Section 3.5.         Shortfall Reserve Account.

(a)            Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts for the payment of shortfalls in Budgeted Operating Expenses and Budgeted Capital Expenditures determined from time to time (the “Shortfall Reserve Account”).

(b)            On the Closing Date, Borrower shall remit to Lender, for deposit into the Shortfall Reserve Account, an amount equal to $10,000,000.

(c)            On the date of each Property Release, Borrower shall remit any Excess Release Proceeds to Lender for deposit into the Shortfall Reserve Account if and to the extent required by Section 2.2(a)(ii).

(d)            Provided no Event of Default is continuing, Lender shall disburse funds from the Shortfall Reserve Account to the Operating Account up to one time per calendar month to reimburse Borrower for (i) Budgeted Operating Expenses and Budgeted Capital Expenditures incurred by Borrower pursuant to the Annual Property Budget, (ii) G&A Expenses, provided that the aggregate amount disbursed in respect of G&A Expenses from the Cash Management Account, the Excess Cash Flow Reserve Account and the Shortfall Reserve Account shall in no event exceed $15,000,000 per annum (the “G&A Expense Distribution Cap”), (iii) Riverside Reimbursable Security Deposits, and (iv) other Operating Expenses or Capital Expenditures that are otherwise approved by Lender in its discretion (not to be unreasonably withheld if no Event of Default is continuing), in each case within 10 Business Days following receipt from Borrower of a Disbursement Request with respect thereto, but only if and to the extent the aggregate amounts available to Borrower for such purpose in the Operating Account, the Capital Expenditure Account and the Excess Cash Flow Reserve Account are insufficient.

Section 3.6.         Capital Expenditure Account.

(a)            Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts in respect of Capital Expenditures (the “Capital Expenditure Account”).

(b)            On each Payment Date, Borrower shall remit to Lender, for deposit into the Capital Expenditure Account, an amount equal to one-twelfth (1/12) of the Annual Capital Expenditure Amount.

(c)            Provided no Event of Default is then continuing, Lender shall disburse funds to the Operating Account from the Capital Expenditure Account up to one time per calendar month to reimburse Borrower for Budgeted Capital Expenditures, in each case within 10 Business Days following receipt from Borrower of a Disbursement Request with respect thereto.

Section 3.7.         Deferred Maintenance Account.

(a)            If the Deferred Maintenance Amount is greater than zero, Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts anticipated on the Closing Date to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance Account”).

(b)            On the Closing Date, Borrower shall remit to Lender, for deposit into the Deferred Maintenance Account, an amount equal to the Deferred Maintenance Amount.

(c)            Provided no Event of Default is continuing, Lender shall disburse funds to the Operating Account from the Deferred Maintenance Account up to one time per calendar month to reimburse Borrower for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions, in each case within 10 Business Days following receipt from Borrower of a Disbursement Request with respect thereto. Amounts so disbursed shall remain subject to the prohibition against distributions by Borrower set forth herein; provided, however, that if, and to the extent, Borrower delivers evidence satisfactory to Lender that the reimbursed costs and expenses were incurred prior to the Closing Date with respect to Deferred Maintenance Conditions that were corrected prior to the Closing Date, Borrower may distribute the amount of such reimbursement to Sponsor.

(d)            Upon the correcting of all Deferred Maintenance Conditions (as evidenced by a certificate of Borrower confirming the same and such other evidence as Lender shall reasonably request) and payment of all costs and expenses in respect thereof, provided no Event of Default is then continuing, any amounts then remaining in the Deferred Maintenance Account shall promptly be remitted to the Excess Cash Flow Reserve Account and the Deferred Maintenance Account will no longer be maintained.

Section 3.8.         Intentionally Omitted.

Section 3.9.         Excess Cash Flow Reserve Account.

(a)            Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(a) (the “Excess Cash Flow Reserve Account”).

(b)            Provided no Event of Default is continuing, Lender shall disburse funds from the Excess Cash Flow Reserve Account to the Operating Account up to one time per calendar month to reimburse Borrower for (i) Budgeted Operating Expenses and Budgeted Capital Expenditures incurred by Borrower pursuant to the Annual Property Budget, (ii) G&A Expenses, subject to the G&A Expense Distribution Cap, (iii) Riverside Reimbursable Security Deposits, and (iv) other Operating Expenses or Capital Expenditures that are otherwise approved by Lender in its sole discretion, in each case within 10 Business Days following receipt from Borrower of a Disbursement Request with respect thereto, but only if and to the extent the aggregate amounts available to Borrower for such purpose in the Operating Account and the Capital Expenditure Account are insufficient.

Section 3.10.       Account Collateral.

(a)            Borrower hereby pledges the Account Collateral and the Operating Account to Lender as security for the repayment of the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender. Borrower shall have no right to make withdrawals from any of the Collateral Accounts other than the Operating Account. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. The Collateral Accounts shall not constitute trust funds and, except for the Cash Management Account, the Lockbox Account and the Operating Account, may be commingled with other monies held by Lender. Funds in the Collateral Accounts shall be uninvested or invested only in Permitted Investments, which Permitted Investments shall be credited to the related Collateral Account. All income and gains from the investment of funds in the Collateral Accounts shall be for the account of Borrower and retained in the Collateral Accounts from which they were derived. All fees of the institutions at which the Collateral Accounts are maintained shall be paid by Borrower. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be promptly remitted to Borrower.

(b)            The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

(c)            During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and/or toward the payment of Property expenses.

Section 3.11.       Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code. In the event that Borrower becomes a debtor in a case under the Bankruptcy Code: (i) Borrower irrevocably consents, to the fullest extent permitted by applicable law, to the sale of the Properties pursuant to Section 363; (ii) this consent is intended to be effective as a present and continuing consent, and may be presented to any bankruptcy court as evidence of such consent; and (iii) Borrower further agrees to support, and not oppose, any motion or application by Lender seeking approval of such a sale, and to take all actions reasonably requested by Lender to facilitate and effectuate such sale, including the marketing of the Properties in a commercially reasonable manner.

Article IV

REPRESENTATIONS

Each individual Borrower represents to Lender, with respect to itself, each other individual Borrower and each Required SPE, that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1.      Organization.

(a)            Each Required SPE is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and each Required SPE has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b)            The organizational chart contained in Schedule G is true and correct as of the date hereof. No Person owns more than 10% of the direct or indirect equity interests in Borrower except as shown on Schedule G.

Section 4.2.     Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 4.3.     No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with any material contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower, Pledgor or Guarantor is a party or may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person, other than a Permitted Encumbrance.

Section 4.4.     Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents to which it is a party, except for any of the foregoing that (i) have already been obtained or (ii) may be required in the performance of any obligation that may arise after the Closing Date pursuant to the Environmental Indemnity.

Section 4.5.     Enforceable Obligations. This Agreement and the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents to which Pledgor is a party have been duly executed and delivered by Pledgor and constitute Pledgor’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents to which Sponsor is a party have been duly executed and delivered by Sponsor and constitute Sponsor’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower, Pledgor or Sponsor, including the defense of usury or fraud.

Section 4.6.     No Default. No Default or Event of Default will exist immediately following the making of the Loan.

Section 4.7.     Payment of Taxes. Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

Section 4.8.     Compliance with Law. Borrower, Pledgor, each Property and the use thereof and the Pledged Collateral comply in all material respects with all applicable Insurance Requirements, except as set forth in the Zoning Reports, and Legal Requirements, including building and zoning ordinances and codes. Each Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use except as specified in the Zoning Report delivered to Lender in connection with the Closing, the violation of which is reasonably likely to have a Material Adverse Effect. Borrower has not received written notice that Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect. Pledgor is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect. There has not been committed by or on behalf of Borrower, Pledgor, Sponsor or, to Borrower’s knowledge, any other person, any act or omission, including money laundering, terrorism or terrorism activities, affording any federal Governmental Authority or any state or local Governmental Authority, which would reasonably likely result in the forfeiture of any Property or any monies paid in performance of its obligations under any of the Loan Documents. To Borrower’s knowledge, neither Borrower, Pledgor nor Sponsor has purchased any portion of the Property or Pledged Collateral with proceeds of any illegal activity.

Section 4.9.     ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or would reasonably be expected to incur any liability with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code that could result in a Material Adverse Effect or maintains or contributes to any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code, to the extent doing so could result in a Material Adverse Effect.

Section 4.10.   Investment Company Act. Borrower, Pledgor and Sponsor each qualify for the exemption set forth in Section 3(c)(5) or Section 3(c)(6), as applicable, of the Investment Company Act of 1940, as amended, and as a result is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered thereunder.

Section 4.11.   No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it. During the ten year period preceding the Closing Date, no petition in bankruptcy has been filed by or against any Required SPE, Pledgor, Sponsor, any of their respective affiliates or any Person that owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests in Borrower, Pledgor or Sponsor and no such Persons have been convicted of a felony. Borrower has not received notice of and is not otherwise aware of any Tenant under a Major Lease contemplating or having filed any of the foregoing actions.

Section 4.12.   Other Debt. Borrower does not have any Debt outstanding other than Permitted Debt. Pledgor does not have any outstanding Debt other than its obligations under the Pledge Agreement.

Section 4.13.   Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened, against or affecting Borrower, Pledgor, Sponsor or any of the Collateral, in each case, except for ordinary course claims (e.g., so called “slip-and-fall” cases) that (1) are covered by Borrower’s liability insurance Policies and have an estimated liability of less than $100,000 or (2) are listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or such Collateral, would reasonably be expected to have a Material Adverse Effect).

Section 4.14.   Leases; Material Agreements.

(a)            Borrower has delivered to Lender true and complete copies of (i) the standard form of Borrower’s apartment lease, (ii) all Major Leases and (iii) a random sampling of other apartment leases, including all modifications and amendments thereto. As of the date hereof, Borrower and its agents have not entered into and are not parties to any Lease, sublease or other arrangements for occupancy of space with a Party, except as expressly set forth on the rent roll attached to this Agreement as Schedule E (the “Rent Roll”), which Rent Roll is accurate and complete in all material respects as of the Closing Date. Each of the following is true and correct with respect to each Lease:

(i)            To Borrower’s knowledge, such Lease is valid and enforceable and is in full force and effect in all material respects;

(ii)            Borrower is the sole owner of the entire lessor’s interest in such Lease;

(iii)           such Lease is an arms’-length agreement with a bona fide, independent third party;

(iv)           none of the Revenues reserved in such Lease have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of each Mortgage and except for the Liens contemplated pursuant to the Loan Documents);

(v)            neither Borrower nor, to Borrower’s knowledge, any other party under any Major Lease is in an ongoing event of default thereunder in any material respect;

(vi)           there exist no offsets or defenses to the payment of any portion of the rents under Major Leases;

(vii)          no brokerage commissions or finders fees are due and payable regarding any Major Lease;

(viii)         each Tenant under a Major Lease is in actual, physical occupancy of the premises demised under its Lease and no event has occurred giving any non-residential Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative rent to Borrower under any of the terms of such Major Lease; and

(ix)           all work to be performed by the landlord under such Lease has been substantially performed, all contributions to be made by the landlord to the Major Tenants, if any, thereunder have been made and all other conditions to each Tenant’s obligations thereunder have been substantially satisfied to date other than ordinary ongoing obligations of a landlord; and no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations other than ordinary obligations of a landlord and no Leasing Commissions are owed.

(b)            There are no Material Agreements except as described in Schedule F or on Schedule B of the Title Insurance Policy. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arms’ length in the ordinary course of business in all material respects. To Borrower’s knowledge, except as indicated in the Exception Report, Borrower has not received written notice that Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other Material Agreement to which it is a party or by which it or any of the Properties is bound.

Section 4.15.   Full and Accurate Disclosure. No statement of fact heretofore delivered by Sponsor, Pledgor or Borrower to Lender in writing in respect of the Properties, Pledged Collateral, Pledgor or Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein in light of the circumstances under which they were made not misleading, unless subsequently corrected prior to the date hereof. There is no fact, event or circumstance actually known to Borrower that has not been disclosed to Lender and which materially adversely affects or that is reasonably likely or expected to result in a Material Adverse Effect.

Section 4.16.   Financial Condition. Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Properties for the past three calendar years, and trailing twelve-month operating statements. Such statements are accurate and complete in all material respects and fairly present in accordance with GAAP the financial position of Borrower in all material respects as of their respective dates and do not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably likely or expected to result in a Material Adverse Effect.

Section 4.17.   Single-Purpose Requirements.

(a)            Each Required SPE is now, and has always been since its formation, a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents. Borrower has never (i) owned any property other than the Properties and related personal property, (ii) engaged in any business, except the acquisition, development, management, leasing, maintenance, ownership and operation of the Property and related personal property and activities incidental thereto, or (iii) had any material Contingent Obligations or actual obligations or liabilities unrelated to the Property.

(b)            Borrower has provided Lender with true, correct, in all material respects, and complete copies of (i) current financial statements for the Properties, and (ii) Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.

(c)            On or prior to the Closing Date, Borrower shall have been fully released from any loan (other than the Loan) secured by the Properties or any of the Collateral (a “Prior Loan”), and Borrower shall not have any continuing liability, actual or contingent, for any Prior Loan, and no recourse whatsoever against any portion of any of the Properties shall be available to satisfy any Prior Loan under any circumstances.

Section 4.18.   Use of Loan Proceeds. No part of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equity holders in accordance with Legal Requirements and no portion thereof shall be used for personal, consumer, household or similar purposes. For the avoidance of doubt, notwithstanding Section 6.9 hereof, the net funded proceeds of the Loan may be distributed or directed to the Sponsor on the Closing Date to allow the Sponsor to make the special shareholder distribution to be declared in connection with the transactions contemplated by the Transaction Agreement.

Section 4.19.   Not Foreign Person. Borrower (or if Borrower is treated as a disregarded entity for U.S. federal income tax purposes, its regarded owner) is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.20.   Labor Matters. Borrower has no employees and is not a party to any collective bargaining agreements.

Section 4.21.   Title. Borrower owns good and insurable title to the Properties and good and marketable title to the related personal property, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. To Borrower’s knowledge, the Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of New York) in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To Borrower’s knowledge, the Permitted Encumbrances do not and will not, individually or in the aggregate, have a Material Adverse Effect. Except as insured or bonded over by a Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. Pledgor owns the Pledged Collateral free and clear of all Liens whatsoever other than the Lien of the Loan Documents. The Pledge Agreement, together with any Uniform Commercial Code financing statements required to be filed in connection therewith and the delivery of the original Certificate (as defined in the Pledge Agreement) to Lender, will create a valid, first priority, perfected Lien on Pledgor’s interest in the Pledged Collateral, all in accordance with the terms thereof. No creditor of Borrower or Pledgor other than Lender has in its physical possession any goods that constitute or evidence the Collateral or Pledged Collateral. Nothing contained in this Section may be relied upon by any Title Insurance Company issuing a Title Insurance Policy.

Section 4.22.   No Encroachments. To Borrower’s knowledge, except as shown on the applicable Survey or in the Zoning Report, all of the improvements on each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as, in either case, to result in a Material Adverse Effect, except those that are insured against by a Title Insurance Policy.

Section 4.23.   Physical Condition.

(a)            To Borrower’s knowledge, except for matters set forth in the Property Condition Reports, each Property and all material building systems (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage and are in good condition, order and repair in all respects material to such Property’s use, operation and value in keeping with the condition and repair of a similar use, value, nature and construction.

(b)            Except for matters set forth in the Property Condition Reports, Borrower is not aware of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.

(c)            Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination of any policy of insurance or bond.

Section 4.24.   Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, in Borrower’s reasonable estimation, after giving effect to the Loan, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not presently believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.25.   Management; Leasing. Except for any Approved Management Agreement, Approved Leasing Agreement or Approved Parking Agreement, no property management agreements, leasing agreements or parking management agreements are in effect with respect to the Properties. The Approved Management Agreement is in full force and effect and there is no material event of default thereunder by Borrower, and to Borrower’s knowledge, any other party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder. To Borrower’s knowledge, the Approved Leasing Agreement is in full force and effect and there is no material default by Borrower thereunder. To Borrower’s knowledge, the Approved Parking Agreement is in full force and effect and there is no material default thereunder by Borrower thereunder.

Section 4.26.   Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

Section 4.27.   Utilities and Public Access. Except as shown on the Surveys, to Borrower’s knowledge, each Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of such Property as presently used and enjoyed in all material respects.

Section 4.28.   Environmental Matters. Except as disclosed in the Environmental Reports:

(i)            To Borrower’s knowledge, (A) no Hazardous Substances are located at, on, in or under any of the Properties or have been handled, manufactured, generated, stored, processed, or disposed of at, on, in or under, or have been Released from, any of the Properties, and (B) without limiting the foregoing, there is not present at, on, in or under any of the Properties, any PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water or lead-based paint (except in each case (A) and (B), in concentrations that comply with and would not be reasonably expected to result in material liability under applicable Environmental Laws and would not have a Material Adverse Effect).

(ii)            To Borrower’s knowledge, Borrower is in compliance in all material respects with all Environmental Laws applicable to each Property (which compliance includes, but is not limited to, the possession of, and compliance in all material respects with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations reasonably required in connection with the ownership and operation of such Property under all applicable Environmental Laws). No Environmental Claim is pending to Borrower’s knowledge with respect to any of the Properties, nor, to Borrower’s knowledge, is any threatened in writing, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or any of the Properties.

(iii)           Except as set forth in the Title Reports, no Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s best knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.

(iv)           There have been no material environmental investigations, studies, audits, reviews or other analyses conducted within the last five years by Borrower in relation to any of the Properties that have not been made available to Lender.

Section 4.29.   Assessments. Borrower has not received any written notice of and, to Borrower’s knowledge, there are no pending, proposed special or other assessments in writing for public improvements or otherwise affecting any of the Properties. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

Section 4.30.   No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of any of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Property Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.

Section 4.31.   Separate Lots. No portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.

Section 4.32.   Permits; Certificate of Occupancy. Except as disclosed in the Zoning Reports, Borrower has obtained all Permits necessary for the present and contemplated use and operation of each Property. To Borrower’s knowledge, the use being made of each Property are in conformity in all material respects with the certificate of occupancy and/or Permits for such Property and any other restrictions, covenants or conditions affecting such Property.

Section 4.33.   Flood Zone. Except as disclosed to Lender in writing prior to the date hereof, none of the improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance meeting the requirements set forth in Section 5.14(a)(ii).

Section 4.34.   Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits posted under Leases.

Section 4.35.   Intentionally Deleted.

Section 4.36.   Insurance. Borrower has obtained insurance policies in material compliance with the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. To Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37.   No Dealings. None of Borrower, Pledgor or Sponsor is aware of any unlawful influence on the assessed value of any of the Properties.

Section 4.38.   Intentionally Omitted.

Section 4.39.   Sanctions. None of Borrower, Sponsor, Pledgor, any Required SPE, or any of their respective subsidiaries is a Sanctioned Person, and no Sanctioned Person owns any direct or indirect equity interest in any Required SPE. Borrower, Sponsor, and each Required SPE are in compliance with all Sanctions and Anti-Corruption Obligations in all material respects. To Borrower’s knowledge, no Tenant at the Property is a Sanctioned Person.

Section 4.40.   Intellectual Property/Websites. Other than as set forth in the Exception Report, to Borrower’s knowledge, neither Borrower nor any affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property with respect to the Property or the use or operations thereof or (ii) is the registered holder of any website with respect to the Property (other than Tenant websites).

Section 4.41.   Tax Credits; Rent Regulations. Borrower is not entitled to claim a low income housing credit for any Property under the “Section 8” housing program or under Section 42 of the Internal Revenue Code, and no Property is otherwise subject to rent regulations or other affordable housing regulations.

Section 4.42.   Condominium.

(a)            Bethesda Borrower has a 100% aggregate percentage interest in the common elements of the Condominium. The Condominium Units owned by Bethesda Borrower are the only Condominium Units in the Condominium.

(b)            Each Condominium Document is in full force and effect and constitutes the binding obligation of Bethesda Borrower and, to Bethesda Borrower’s knowledge, each other party thereto.

(c)            Except as expressly set forth in the Exception Report, Bethesda Borrower has not consented to any amendment or modification (oral or written) of any of the Condominium Documents, nor, to Bethesda Borrower’s knowledge, does any such amendment or modification (oral or written) of any of the Condominium Documents exist.

(d)            No events exist that, now or after the passage of time, or both, would constitute a default by Borrower under any of the Condominium Documents (unless such default would not cause or reasonably be expected to result in a Material Adverse Effect). In addition, to Bethesda Borrower’s knowledge, no events exist that, now or after the passage of time, or both, would constitute a default by any Person other than Bethesda Borrower under any of the Condominium Documents (unless such default would not cause or reasonably be expected to result in a Material Adverse Effect).

(e)            Except as set forth in the Exception Report, there are no sums that are due and payable by Bethesda Borrower under any of the Condominium Documents to either the Condominium Association, which sums remain unpaid. In addition, except as set forth in the Exception Report, to Bethesda Borrower’s knowledge, there are no sums due and payable by the Condominium Association under any of the Condominium Documents to Bethesda Borrower, which sums remain unpaid.

(f)             To Bethesda Borrower’s knowledge, there are no currently outstanding special assessments under the Condominium Documents, and, to Bethesda Borrower’s knowledge, none are presently contemplated.

(g)            To Bethesda Borrower’s knowledge, there are no anticipated capital improvements or repairs presently being undertaken to the common elements or any other property of the Condominium and, to Bethesda Borrower’s knowledge, the Condominium Association does not presently contemplate undertaking any such capital improvements or repairs.

(h)            As of the date hereof, no board of directors of the Condominium Association has ever been formed, notwithstanding the requirement to form such a board under the Condominium Documents. Accordingly, there are no duly appointed or acting members of the board of directors of the Condominium Association, Bethesda Borrower has not taken, consented to or supported any action to establish or populate such a board, and no conditional resignation letters have been delivered in connection therewith.

(i)             To Bethesda Borrower’s knowledge, the Condominium Association has not incurred any debts and has not encumbered the common elements or any other property of the Condominium.

(j)             Except as set forth on the Exception Report, the Condominium Association has not entered into any management or maintenance agreements with respect to the common elements or any other property of the Condominium.

(k)            No disputes between Bethesda Borrower and the Condominium Association, and, to Bethesda Borrower’s knowledge, no dispute between Bethesda Borrower and the Condominium Association have been submitted to the board of directors of the Condominium Association or any other Person for resolution in accordance with the provisions of the Condominium Documents.

(l)             The Condominium Association does not have any purchase, lease or other options or rights of first refusal with respect to the applicable Property pursuant to the Condominium Documents or otherwise.

Section 4.43.   Survival. All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender as of the date they are made notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than five Business Days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct in all material respects as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date1.

Article V

AFFIRMATIVE COVENANTS

Each individual Borrower covenants and agrees as follows with respect to itself, each other individual Borrower and each Required SPE:

Section 5.1.     Existence; Licenses; Tax Status. Each Required SPE shall do or cause to be done all things necessary to remain in existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Properties and to remain qualified to do business in the jurisdiction in which each Property is located. Each Required SPE shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof. Each Required SPE shall at all times be treated for tax purposes as a “disregarded entity” that is not taxable as a corporation for U.S. federal tax purposes or, in the case of the Watergate Borrower, either a disregarded entity or a domestic partnership for U.S. federal income tax purposes.

1. Cure period for inadvertent rep breaches in Section 7.1(b).

Section 5.2.     Maintenance of Properties.

(a)            Borrower shall cause each Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction, in all material respects. Borrower shall not use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases in any material respect the premium of, any insurance then in force with respect thereto. Subject to Section 6.13, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, no improvements or equipment located at or on the Property shall be removed, demolished or materially altered (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales or disposal of obsolete equipment no longer needed for the operation of the Property). Subject to Section 6.13, to the extent that funds are available from the operation of the Property, Borrower shall from time to time make, or cause to be made, all reasonably necessary (as determined by Borrower) and desirable repairs, renewals, replacements, betterments and improvements to the Property.

(b)            Borrower shall remediate in all material respects the Deferred Maintenance Conditions within the time periods following the Closing Date as specified in Schedule C (or if no time periods are specified on Schedule C, within 12 months following the Closing Date), subject to Force Majeure delays, and reasonably promptly following written request from Lender after the expiration of such period shall deliver to Lender an Officer’s Certificate confirming that such remediation has been completed in all material respects and that all associated expenses have been paid. Borrower shall comply in all material respects with all material terms of any asbestos operating and maintenance program in effect as of the Closing Date or otherwise required to be implemented by Borrower pursuant to environmental reports for the applicable Property.

Section 5.3.     Compliance with Legal Requirements. Borrower shall comply with, and shall cause the Properties to comply in all material respects with and be operated, maintained, repaired and improved in compliance with, all applicable Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound. After prior written notice to Lender, Borrower may contest any Legal Requirement in compliance with the Contest Procedures.

Section 5.4.     Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of “Permitted Encumbrances”. Borrower shall file all federal, state and local tax returns and other reports that it is required by applicable law to file. If any law or regulation applicable to Lender, any Note, any of the Collateral or the Mortgage is enacted after the date hereof that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, reasonably promptly following written demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender. Following any such demand, Borrower shall have the right, upon 30 days advance written notice to Lender, to repay the Indebtedness in full (but not in part) without the payment of any prepayment premium or prepayment fee. In addition, if in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, Lender may elect to declare all of the Indebtedness to be due and payable (without the requirement to pay any yield maintenance premium or any other prepayment fee or premium) 180 days from the giving of written notice by Lender to Borrower.

Section 5.5.     Access to Properties. Borrower shall permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Properties or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice thereof, and subject to the rights of Tenants at the Properties. If an Event of Default exists or is reasonably imminent, then the cost of such inspections, examinations, copying or audits shall be borne by Borrower or reimbursed to Lender by Borrower, including the reasonable cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender; and such cost, if not paid for by Borrower reasonably promptly following written demand therefore, may be added to the Indebtedness and shall bear interest on the date Borrower shall fail to pay the same, until paid at the Default Rate. Notwithstanding anything else to the contrary, access to Properties under this Section 5.5 shall not permit Lender, Servicer or their agents, representatives or employees to conduct any intrusive testing or sampling at any of the Properties or any portion thereof unless an Event of Default is continuing.

Section 5.6.     Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall reasonably cooperate fully with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings, which participation shall be at Borrower’s sole cost and expense in an Event of Default exists or is reasonably imminent.

Section 5.7.     Leases.

(a)            Upon Lender’s written request, Borrower shall furnish Lender with specifically requested executed copies of Leases that are not Major Leases, and copies of all Major Leases. Unless Borrower has obtained the consent of Lender, not to be unreasonably withheld, all new Leases and renewals or amendments of Leases must (i) be on Borrower’s standard residential lease approved by Lender, (ii) be entered into on an arms-length basis with Tenants that are not affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (iii) provide for rental rates and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, (iv) have an initial term of not more than 10 years, (v) to the extent of Major Leases, be subject and subordinate to the Mortgages and, with respect to office Leases, contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale, and (v) for Major Leases, not reasonably be expected to result in a Material Adverse Effect.

(b)            Any Major Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Major Leases, and all terminations, renewals and amendments thereof, and any surrender of rights under or consent to assignment of any Major Lease, shall be subject to the prior written consent of Lender. Notwithstanding the foregoing, Borrower may, without the consent of Lender, in response to any pandemic, natural emergency or similar act of God, grant to any Tenant under any Lease rent deferrals or abatements in respect of up to three months’ rent in the aggregate, provided that such deferred or abated rent is required to be repaid prior to the expiration of the then-current term of such Lease. Borrower shall reasonably promptly deliver to Lender written notice of any such deferral or abatement and copies of any associated agreements or other documentation. Each request for approval of a Major Lease or a Lease that does not meet the requirements of this clause (b)  shall be submitted to Lender in an envelope marked “URGENT – LENDER’S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS”, together with (i) a copy of the proposed Major Lease or non-conforming Lease, (ii) a summary of the economic terms thereof and any termination options contained therein, and (iii) copies of all written materials obtained by the applicable Borrower in connection with its evaluation of the creditworthiness of the proposed Tenant under the Lease, and shall be deemed approved if Lender shall not have notified Borrower in writing of its disapproval thereof and the reasons for such disapproval within five Business Days after Borrower shall have given Lender written notice confirming that at least ten Business Days have elapsed since such submission, which written notice shall be submitted to Lender in an envelope marked “URGENT – SECOND AND FINAL NOTICE – LENDER’S ATTENTION REQUIRED BY [DATE]”).

(c)            Borrower shall (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease, other than a Major Lease, following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgages; (v) not cancel or terminate any guarantee of any of the Major Leases (except in accordance with the terms thereof) without the prior written consent of Lender not to be unreasonably withheld, and shall be subject to deemed approval provisions of Section 5.7(b) above; and (vi) not permit any subletting of any space covered by a Major Lease or an assignment of the Tenant’s rights under a Major Lease, except in strict accordance with the terms of such Major Lease. Borrower shall deliver to each new Major Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.

(d)            Security deposits of Tenants under all Leases shall be held by the applicable Borrower in segregated security deposit accounts; except that security deposits of Tenants at the Riverside Property shall not be required to be held in segregated security deposit accounts unless and until so required by applicable law or the terms of the applicable Leases and shall instead be remitted into the Lockbox Account. Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Subject to Legal Requirement, any letter of credit, bond or other instrument held by Borrower in lieu of cash security shall name Lender as payee or mortgagee thereunder or be fully assignable to Lender. Borrower hereby pledges to Lender, when the same are forfeited by the applicable Tenant, each such letter of credit, bond or other instrument as security for the Indebtedness. During the continuance of an Event of Default, Borrower shall, upon Lender’s request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposit of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such letters of credit, bonds or other instruments that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds pursuant to Section 8.19(b)), excluding security deposits of tenants at the Riverside Property that were theretofore deposited into the Lockbox Account in accordance herewith.

(e)            Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Borrower.

Section 5.8.     Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

Section 5.9.     Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby consents to the filing by Lender of any Uniform Commercial Code financing statements, in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time, provided that no such documents shall increase the duties or obligations of Borrower or Guarantor under this Agreement or the other Loan Documents or diminish the rights of Borrower or Guarantor under this Agreement or under the other Loan Documents. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral. Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any Note, Borrower shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to, during the continuance of an Event of Default, execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so following Lender’s request which shall be submitted to Borrower in an envelope marked “URGENT –BORROWER’S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS”, followed by written notice from Lender to Borrower confirming that at least ten Business Days have elapsed since such submission, which written notice shall be submitted to Borrower in an envelope marked “URGENT – SECOND AND FINAL NOTICE – BORROWER’S ATTENTION REQUIRED BY [DATE]”), itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

Section 5.10.   Management of Collateral.

(a)            Management:

(i)             The Watergate Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management and Leasing Agreement, each Approved Property Manager shall agree that its Approved Management Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time appoint an Approved Property Manager to manage each Property pursuant to an Approved Management Agreement, provided that (i) no Event of Default is continuing, (ii) Lender receives at least 60 days’ prior written notice of same, (iii) such successor manager shall execute and deliver to Lender for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender, and (iv) if such Approved Property Manager is an affiliate of Borrower, Borrower shall deliver to Lender a new non-consolidation opinion reasonably acceptable to Lender with respect to such Approved Property Manager and new Approved Management Agreement. The per annum fees of the Approved Property Manager (in the aggregate with the Approved Leasing Agent) (including any incentive fees) shall not, at any time, exceed the Maximum Management Fee.

(ii)            The Watergate Property leasing shall be managed at all times by an Approved Leasing Agent pursuant to an Approved Leasing Agreement. Pursuant to the Subordination of Property Management and Leasing Agreement, each Approved Leasing Agent shall agree that its Approved Leasing Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time appoint an Approved Leasing Agent to manage each Property pursuant to an Approved Leasing Agreement, provided that (i) no Event of Default is continuing, (ii) Lender receives at least 60 days’ prior written notice of same, (iii) such successor manager shall execute and deliver to Lender for Lender’s benefit a Subordination of Property Leasing Agreement in form and substance reasonably satisfactory to Lender, and (iv) if such Approved Leasing Agent is an affiliate of Borrower, Borrower shall deliver to Lender a new non-consolidation opinion reasonably acceptable to Lender with respect to such Approved Leasing Agent and new Approved Leasing Agreement. The per annum fees of the Approved Leasing Agent (in the aggregate, with the Approved Property Manager) (including any incentive fees), shall not, at any time, exceed the Maximum Management Fee.

(iii)           The Watergate Property parking shall be managed at all times by an Approved Parking Manager pursuant to an Approved Parking Agreement. Pursuant to the Subordination of Parking Agreement or Agreements, each Approved Parking Manager shall agree that its Approved Parking Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time appoint an Approved Parking Manager to manage each Parking pursuant to an Approved Parking Agreement, provided that (i) no Event of Default is continuing, (ii) Lender receives at least 60 days’ prior written notice of same, (iii) such successor manager shall execute and deliver to Lender for Lender’s benefit a Subordination of Parking Agreement in form and substance reasonably satisfactory to Lender, and (iv) if such Approved Parking Manager is an affiliate of Borrower, Borrower shall deliver to Lender a new non-consolidation opinion reasonably acceptable to Lender with respect to such Approved Parking Manager and new Approved Parking Agreement. The per annum fees of the Approved Parking Manager (including any incentive fees) shall not, at any time, exceed the fee set forth in the Approved Parking Agreement as of the Closing Date.

(b)            Borrower shall cause each Approved Leasing Agent, Approved Leasing Agent and Approved Parking Manager (including any successor Approved Leasing Agent) to maintain at all times during the term of the Loan, worker’s compensation insurance as required by Governmental Authorities.

(c)            Notice of Defaults:

(i)             Borrower shall notify Lender in writing of any material default of Borrower or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Property Management and Leasing Agreement, to cure defaults of Borrower under the Approved Management Agreement. Any reasonable and documented out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

(ii)            Borrower shall notify Lender in writing of any default of Borrower or the Approved Leasing Manager under the Approved Leasing Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Property Management and Leasing Agreement, to cure defaults of Borrower under the Approved Leasing Agreement. Any reasonable and documented out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

(iii)           Borrower shall notify Lender in writing of any default of Borrower or the Approved Parking Manager under the Approved Parking Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Parking Agreement, to cure defaults of Borrower under the Approved Parking Agreement. Any reasonable and documented out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

(d)            Termination:

(i)             During the continuance of an Event of Default, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the Approved Property Manager under the Approved Management Agreement (after the expiration of any applicable notice and/or cure periods), or if the Approved Property Manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the Approved Property Manager’s assets or if the Approved Property Manager is adjudicated insolvent, or if the Debt Yield (Multifamily) (tested on a quarterly basis for this purpose) is below 7.5% (unless Borrower prepays the Loan from equity sources in an amount that would increase the Debt Yield (Multifamily) to be at least 7.5%), then, in any such case, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Management Agreement and engage an Approved Property Manager selected by Borrower, subject to Lender’s approval in its reasonable discretion, or in the event of an Event of Default or following any foreclosure, conveyance-in-lieu of foreclosure or other similar transaction, selected by Lender, to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.

(ii)            During the continuance of an Event of Default, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the Approved Leasing Agent under the Approved Leasing Agreement (after the expiration of any applicable notice and/or cure periods), or if the Approved Leasing Agent files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the Approved Leasing Agent’s assets or the Approved Leasing Agent makes an assignment for the benefit of creditors, or if the Approved Leasing Agent is adjudicated insolvent, or if the Debt Yield (Multifamily) (tested on a quarterly basis for this purpose) is below 7.5% (unless Borrower prepays the Loan from equity sources in an amount that would increase the Debt Yield (Multifamily) to be at least 7.5%), then, in any such case, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Leasing Agreement and engage an Approved Leasing Agent selected by Borrower, subject to Lender’s approval in its reasonable discretion, or in the event of an Event of Default or following any foreclosure, conveyance-in-lieu of foreclosure or other similar transaction, selected by Lender, to serve as replacement Approved Leasing Agent pursuant to an Approved Leasing Agreement.

(iii)           During the continuance of an Event of Default, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the Approved Parking Manager under the Approved Parking Agreement (after the expiration of any applicable notice and/or cure periods), or if the Approved Parking Manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the Approved Parking Manager’s assets or the Approved Parking Manager makes an assignment for the benefit of creditors, or if the Approved Parking Manager is adjudicated insolvent, or if the Debt Yield (Multifamily) (tested on a quarterly basis for this purpose) is below 7.5% (unless Borrower prepays the Loan from equity sources in an amount that would increase the Debt Yield (Multifamily) to be at least 7.5%), then, in any such case, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Parking Agreement and engage an Approved Parking Manager selected by Borrower, subject to Lender’s approval in its reasonable discretion, or in the event of an Event of Default or following any foreclosure, conveyance-in-lieu of foreclosure or other similar transaction, selected by Lender , to serve as replacement Approved Parking Manager pursuant to an Approved Parking Agreement.

(e)            In the event that the Approved Management Agreement, Approved Leasing Agreement or Approved Parking Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than 60 days prior to such expiration a draft replacement management, leasing or parking agreement (as applicable) for approval in Lender’s reasonable discretion, in accordance with the terms and conditions hereof. Borrower’s failure to submit the same within such time-frame shall, at Lender’s option, constitute an Event of Default.

Section 5.11.   Notice of Material Event. Borrower shall give Lender prompt written notice (containing reasonable detail) of (i) any casualty or threatened condemnation, of the Property as reasonably determined by Borrower, including the termination or cancellation of terrorism or other insurance required by this Agreement, (ii) any notice from the Approved Property Manager, Approved Leasing Agent or Approved Parking Manager to the extent such notice relates to a matter that could reasonably be expected to result in a Material Adverse Effect, (iii) any notice from or communication with any Governmental Authority regarding the potential application of any Foreign Investment Regulation to the direct or indirect ownership of Borrower or any Property, (iv) any litigation or governmental proceedings pending or threatened in writing against Borrower or any Property that could reasonably be expected to result in a Material Adverse Effect, (v) the insolvency or bankruptcy filing of any Required SPE, Sponsor or an affiliate of any of the foregoing and (vi) any other circumstance or event that could reasonably be expected to result in a Material Adverse Effect.

Section 5.12.   Annual Financial Statements. As soon as available, and in any event within 85 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual financial statements of Borrower, including a combined balance sheet of the Borrowers (and no other entities), together with related combined statements of operations and equity holders’ capital and cash flows for such Fiscal Year, including a combined balance sheet and statement of income for the Properties on a combined basis, accompanied by an Officer’s Certificate certifying that they are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, and within 120 days after the close of each Fiscal Year, Borrower shall furnish to Lender annual financial statements of Sponsor, including statement of changes in net assets and a statement of Sponsor’s net assets, audited by a nationally-recognized accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i)             a consolidated statement of cash flows for all assets of Sponsor;

(ii)            then current rent rolls of the Properties; and

(iii)           such other information as Lender shall reasonably request.

Section 5.13.      Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements prepared for such Fiscal Quarter with respect to Borrower, including a balance sheet and operating statement of Borrower as of the end of such Fiscal Quarter, together with related statements of operations, equity holders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i)             a statement in reasonable detail that calculates Net Operating Income as of the end of each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter;

(ii)            copies of each Major Lease signed during such quarter;

(iii)           then current rent roll of each Property;

(iv)           a comparison of the year to date results with the Annual Property Budget for such period and the Fiscal Year; and

(v)            such other information as Lender shall reasonably request.

Section 5.14.   Monthly Financial Statements.

(a)            Borrower shall furnish within 30 days after the end of each calendar month (other than the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet as of the end of such month, together with related statements of income, equity holders’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:

(i)             then current rent roll of each Property; and

(ii)            such other information as Lender shall reasonably request.

(b)            If Borrower fails to provide to Lender the financial statements and other information specified in Section 5.12, Section 5.13 and this Section 5.14 within the respective time period specified in such Sections and such failure continues for 10 Business Days following written notice from Lender, then such failure shall, at Lender’s election, constitute an Event of Default following written notice from Lender.

Section 5.15.   Insurance.

(a)            Borrower shall obtain, and shall maintain at all times, the following insurance policies with respect to the Property for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

(i)            Property insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” Causes of Loss, including coverage for damage caused by windstorm (including named storm) and hail, on the Improvements and, if applicable, personal property at the Property. Such insurance shall (A) be in an amount equal to 100% of the “Full Replacement Cost”, which for purposes of this Agreement means actual replacement cost (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) provide for no deductibles in excess of $100,000, except in the case of windstorm/named storm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Property; (C) be paid annually in advance; (D) be written on a no coinsurance form or contain an “Agreed Amount” endorsement waiving all coinsurance provisions; (E) if any of the Improvements or use of the Property constitute legal non-conforming structures or uses, provide ordinance or law coverage containing Coverage A: “Loss to the undamaged portion of the building” (with a limit equal to the replacement cost of such undamaged portion), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion;

(ii)            If any portion of the Improvements are at any time located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts, or such equivalent private flood policy as deemed acceptable in Lender’s sole discretion, plus (2) such additional amounts or other related and/or excess coverage as Lender may require with deductibles no greater than the maximum limit of coverage under the Flood Insurance Acts.

(iii)           Commercial general liability insurance, including terrorism, on a broad form coverage of property damage, contractual liability for insured contracts and personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Property is on a blanket policy) and a deductible not in excess of $50,000. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained on terms consistent with the commercial general liability insurance required above, and Section 5.15(a)(x) and Section 5.15(a)(xi) below, for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements and including supplemental coverage for employer’s liability, automobile liability and liquor liability, if applicable, which umbrella liability coverage shall apply in excess of such supplemental coverage.

(iv)           Rental loss and/or business interruption insurance (A) covering all risks required to be covered by the insurance provided for herein, including clauses (i), (v), (vii), (viii)  and (ix)  of this Section 5.15(a), (B) with loss payable to Lender; and (C) covering the 18 month period from the date of the Casualty, and containing an extended period of indemnity endorsement covering the 12-month period commencing on the date on which the Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period). The amount of such insurance may be increased from time to time but not more frequently than once per Fiscal Year as and when the gross revenues from the Property increase.

(v)            Comprehensive boiler and machinery insurance/equipment breakdown, if applicable, in amounts as shall be required by Lender on terms consistent with the commercial property insurance policy required under clause (i)  above.

(vi)           Worker’s compensation insurance with respect to all employees of Borrower, subject to the statutory limits of the state in which the Property is located, and employer’s liability, with limits as required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable).

(vii)          During any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Property that are not covered by or under the terms or provisions of the insurance provided for in clause (iii)  of this Section 5.15(a) and (B) the insurance provided for in clause (i)  of this Section 5.15(a), which shall, in addition to the requirements set forth in such clause, (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii)  and (ix)  of this Section 5.15(a), (2) include permission to occupy the Property, and (3) contain an agreed amount endorsement waiving co-insurance provisions.

(viii)         If the Property is located in seismic zone 3 or 4, earthquake insurance with minimum coverage equivalent to either (1) 1.5x SEL (scenario expected loss), based on the 475-year from an individual seismic risk assessment, multiplied by the “Full Replacement Cost” of the Property within the meaning set forth in clause (i)  of this Section 5.15(a), plus business income/rental value as required in clause (iv)  of this Section 5.15(a), or (2) not less than the 475-year annual aggregate probable maximum loss as indicated in a seismic risk analysis for a 475-year return period, to the extent insured under a dedicated or blanket policy, which shall be run in the manner in which the program responds (such analysis to be approved by Lender and secured by Borrower utilizing a third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Individual Borrower); provided that the insurance pursuant to clause (viii)  of this Section 5.15(a) shall be on terms consistent with the comprehensive all-risk insurance policy required under clause (i)  of this Section 5.15(a).

(ix)            The insurance required under clauses (i), (iii), (iv), and (vii)  of this Section 5.15(a) shall cover perils and acts of terrorism, and Borrower shall maintain insurance for loss resulting from such perils and acts of terrorism on terms (including coverage amounts) consistent with those required under clauses (i), (iii), (iv)  and (vii)  of this Section 5.15(a) throughout the term of the Loan. If, at any time, “acts of terrorism”, similar acts or events, or “fire following” such acts or events are excluded from Borrower’s comprehensive all-risk insurance policy or policies required under clauses (i)  and (iv)  of Section 5.15(a), Borrower shall obtain either an endorsement to such policy or policies, or a separate policy from an insurance provider, in either case in form and substance reasonably satisfactory to Lender. Such coverage must satisfy the requirements of Section 5.15(a) and insure against all such excluded acts or events, including “fire following” such acts or events, in an amount not less than the sum of 100% of the “Full Replacement Cost” and the business income/rent loss insurance required in Section 5.15(a). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), remains in effect (including any extensions thereof, or if another federal governmental program providing substantially similar protections is in effect), Lender shall accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 5.15(a)(ix) as it relates to the risks that are required to be covered hereunder, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

(x)            Auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of $1,000,000 (if applicable).

(xi)           So-called “dramshop” insurance or other liquor liability insurance required in connection with the sale, manufacturing or distribution of alcoholic beverages, in an amount acceptable to Lender, if applicable.

(xii)          Insurance against crime/employee dishonesty with respect to any employees of Borrower, in an amount acceptable to Lender, if applicable.

(xiii)         Such other insurance as may from time to time be requested by Lender.

(b)            All insurance policies provided for in Section 5.15(a) shall be obtained under valid and enforceable policies (the “Policies”) and shall be issued by insurance companies authorized to do business in the state in which the Property is located that have a claims-paying ability/financial strength rating of “A-” or better by S&P or a rating of “A-:X” or better in the current Best’s Insurance Reports.)

(c)            Any blanket insurance Policy shall be subject to Lender approval and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of this Section 5.15. Such Policies may be “blanket policies” covering multiple locations, provided the coverages for the Property provide the protections listed above. Any material changes to such blanket policies shall be subject to Lender’s review and approval based on the PML report(s) for the applicable catastrophic perils (such PML report(s) to be approved by Lender and secured by Borrower utilizing a third-party firm qualified to perform such risk analysis using the most current RMS software, or its equivalent, at the expense of the Borrower) and such other information as requested by Lender. For the purposes of this paragraph, “material change” means any change or aggregation of the insured values covered under such blanket policies, including the reduction or erosion of flood, windstorm / named storm and earthquake limits or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, or any other modification of the policy which would otherwise bring the policy out of compliance with this agreement. The applicable portfolio PML report(s) shall be furnished during the policy term when such material change(s) will impact the catastrophic exposure on the Policy or, at a minimum, on an annual basis if no material changes have occurred and shall be run in the manner in which the program responds. Further, any changes to the limits under the policy as of the closing date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, windstorm/named storm and earthquake limits or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, shall be subject to Lender’s approval and satisfaction of the Rating Condition. To the extent that any blanket policy covers more than one location within a 1,000-foot radius of the Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain terrorism coverage as set forth in Section 5.15(a)(ix) for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis.

(d)            All Policies required pursuant to Section 5.15(a) shall contain clauses or endorsements to the effect that such Policies:

(i)             shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;

(ii)            in the case of any property policy, shall contain a standard non-contributory mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender;

(iii)            in the case of any liability policy, except for those described in clauses (vi), (x)  and (xii)  of Section 5.15(a), shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(iv)           shall contain an endorsement or other provision providing that Lender shall receive at least 30 days’ prior written notice of cancellation thereof (or, in the case of cancellation due to non-payment of premium, 10 days’ prior written notice);

(v)            in the case of any property policy, shall contain an endorsement providing that no act or negligence of Borrower, or of any Tenant or other occupant, or of any other person named as an insured, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or any foreclosure or other proceeding or notice of sale relating to the Property shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(vi)           shall not contain provisions that would make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;

(vii)          shall contain a waiver of subrogation against Lender, when permitted by law; and

(viii)         shall require that the issuer(s) thereof give 10 days’ written notice to Lender if the issuers elect not to renew the Policy prior to its expiration (except for worker’s compensation required in Section 5.15(a)(vi) where such notice can be provided when commercially possible).

(e)            Except to the extent escrowed pursuant to the terms of this Agreement, Borrower shall pay or cause to be paid the premiums for all Policies as the same become due and payable. Complete copies of such Policies shall be delivered to Lender promptly when the same become available. Upon the expiration date of each Policy, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender of its renewal including but not limited to Acord 28 and Acord 25 form along with lender related endorsements. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any material modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within 30 days after request by Lender, provided increases in insurance coverages are being consistently applied by Lender to other loans encumbering similar properties to the applicable Property in the location(s) where the Property or Properties are located, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(f)             Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If at any time Borrower Defaults in its obligations to maintain the Policies in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including obtaining such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required in this Agreement). All premiums, costs and expenses (including attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents, shall be paid by Borrower to Lender upon demand and, until paid, shall bear interest at the Default Rate.

(g)            In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

(h)            As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 5.15, Borrower will not be in default under this Section 5.15 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”); provided that prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto and (2) confirmed that the Rating Condition has been satisfied with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.

Section 5.16.   Casualty and Condemnation.

(a)            Borrower shall give prompt written notice to Lender of any Casualty or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation, of which Borrower has actual knowledge or receives written notice.

(b)            Lender may participate at its sole cost and expense (unless an Event of Default is continuing, in which case, as Borrower’s sole cost and expense) in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law. Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned in the case of a taking of an immaterial portion of any Property.

(c)            Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating not in excess of the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive any and all Loss Proceeds in accordance herewith. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

(d)            All Loss Proceeds from any Casualty or Condemnation shall be remitted directly to Lender for deposit into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the applicable Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations. If, at any Property, a Condemnation or Casualty occurs as to which in the reasonable judgment of Lender:

(i)             in the case of a Casualty, the cost of restoration would not exceed 30% of the estimated net selling price of the applicable Property and the Casualty does not render untenantable, or result in the cancellation of Leases covering, more than 50% of the gross rentable area of the affected individual Property;

(ii)            in the case of a Condemnation, the Condemnation does not render untenantable, or result in the cancellation of Leases covering more than 50% of the gross rentable area of the applicable individual Property;

(iii)           restoration of the affected individual Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least 120 days prior to the Maturity Date;

(iv)           after such restoration, the fair market value of the affected individual Property is reasonably expected to equal at least the fair market value of the affected individual Property immediately prior to such Condemnation or Casualty (assuming the affected portion of such individual Property is relet); and

(v)            all necessary approvals and consents from Governmental Authorities to allow the rebuilding and re-occupancy of the affected individual Property may readily be obtained;

or if Lender otherwise elects to allow Borrower to apply Loss Proceeds toward the restoration of such individual Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable out-of-pocket expenses actually incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding the affected individual Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of the affected individual Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the affected individual Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) if the cost of completion of the restoration plus payment of debt service on the Loan during the period of restoration exceeds the amount then contained in the Loss Proceeds Account, funds in an amount equal to such excess, which funds shall be remitted into the Loss Proceeds Account as additional Collateral for the Loan, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned). If Lender reasonably estimates that the cost to restore will exceed the Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness) and shall be permitted to draw funds from the Loss Proceeds account for the purpose of such reimbursement. No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. After the restoration has been substantially completed, the excess, if any, of the Loss Proceeds and all amount remaining in the Loss Proceeds Account shall be remitted to the Excess Cash Flow Reserve Account.

(e)            Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.

(f)             If Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied (i) within one day of the date such proceeds are received, or (ii) if the Loan has been securitized, on the first Payment Date following such election, accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding), to the prepayment of the Principal Indebtedness. If the Note has been Componentized, all prepayments of the Loan made by Borrower in accordance with this Section shall be applied to the Notes or Note Components in the manner described in the most recent Componentization Notice.

(g)            Notwithstanding the foregoing provisions of this Section, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 125% Determination (taking into account the planned restoration of the applicable Property), then Borrower shall prepay within 180 days after written notice (and in any event prior to the release of any related Collateral), the Principal Indebtedness in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 125% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then 100% of such Loss Proceeds, or (ii) a lesser amount, provided that Borrower delivers to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of the applicable Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.

Section 5.17.   Annual Budgets. No more than 30 days after the commencement of each Fiscal Year during the term of the Loan, and within 30 days after the occurrence of any Event of Default (provided such Event of Default is continuing and has not been waived in writing by Lender prior to the end of such 30-day period), Borrower shall deliver to Lender an Annual Property Budget for the Properties, and Sponsor’s Annual G&A Budget, in each case for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions thereto, which delivery shall be for informational purposes only so long as no Event of Default is continuing. During the continuance of any Event of Default, such Annual Property Budget and such Annual G&A Budget, and any revisions thereto, shall be subject to Lender’s prior written approval (the Annual Property Budget, as so approved, the “Approved Annual Property Budget”, and the Annual G&A Budget, as so approved, the “Approved G&A Budget”). Borrower shall not amend any Approved Annual Property Budget or Approved G&A Budget more than once in any 60-day period. Lender shall advise Borrower of any objections to each such revised budget within 10 days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves such budget. Any proposed Annual Property Budget, Annual G&A Budget, or revision thereof submitted for Lender’s approval in an envelope or sent electronically by PDF marked “URGENT – LENDER’S ATTENTION REQUIRED WITHIN 30 DAYS”, shall be deemed approved if Lender shall not have notified Borrower in writing of its disapproval thereof within ten days after Borrower shall have given Lender written notice confirming that at least 30 days have elapsed since such submission, which written notice shall be submitted to Lender in an envelope marked “URGENT – SECOND AND FINAL NOTICE – LENDER’S ATTENTION REQUIRED BY [DATE]”). During any period that Lender has not approved or been deemed to have approved an Annual Property Budget, the Approved Annual Property Budget in effect immediately prior to the delivery of such Annual Property Budget shall, until a new Annual Property Budget shall have been approved, be deemed to be the then-applicable Approved Annual Property Budget. Lender has heretofore approved the Annual Property Budget and the Annual G&A Budget for the remainder of calendar year 2025.

Section 5.18.   Venture Capital Operating Companies; Nonbinding Consultation. Solely to the extent that Lender or any direct or indirect holder of an interest in the Loan must qualify as a “venture capital operating company” (as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101), Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.

Section 5.19.   Compliance with Encumbrances and Material Agreements. Borrower covenants and agrees as follows:

(i)             Borrower shall comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements.

(ii)            Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower with respect to any material obligation of Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance.

(iii)           Borrower shall deliver to Lender copies of any written notices of material default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower.

(iv)           Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely to have a Material Adverse Effect.

(v)            Borrower shall deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.

(vi)          Borrower shall enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreement and Permitted Encumbrance to be performed or observed, if any.

Section 5.20.         Sanctioned Persons. Borrower will not directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds, to any other Person to fund or facilitate any activities or business of or relating to any Sanctioned Person or Sanctioned Territory, or in any other manner, in each case if such would result in a violation of Sanctions. Borrower will not permit any Sanctioned Person or Sanctioned Territory to have any direct or indirect interest in or connection to any funds repaid or remitted by Borrower in connection with this Agreement or the other Loan Documents that would result in a violation of, or a restriction on the use of such funds under, any Sanctions. No Required SPE, nor Guarantor, shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Sanctioned Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Sanctioned Person, in violation of Sanctions, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Sanctions. Borrower shall cause the representation set forth in Section 4.39 to remain true and correct at all times.

Section 5.21.         Condominium. Borrower covenants and agrees as follows:

(a)         Borrower shall pay all common charges and other assessments as required by the Condominium Documents in respect of the applicable Property and shall promptly, following demand, exhibit to Lender receipts for all such payments;

(b)         Borrower shall not, unless directed otherwise in writing by Lender, without first obtaining Lender’s prior written consent, (1) vote for, consent to or permit to occur any modification of, amendment to, or relaxation in the enforcement of, any material provision of the Condominium Documents; provided, however, Lender’s approval shall not be required for amendments to the Condominium Documents containing disclosures or other provisions required to be made by Legal Requirements; (2) in the event of damage to or destruction of the applicable Property, vote in opposition to a motion to repair, restore or rebuild, unless the Indebtedness will be repaid in full as a pursuant to Section 5.16; (3) partition or subdivide any Condominium Unit, or combine any Condominium Unit with another Condominium Unit; (4) consent to the termination of the Condominium; (5) vote in favor of the imposition of special assessments for capital improvements pursuant to the Condominium Documents or (6) establish or constitute a board of directors of the Condominium Association or appoint, nominate, support or consent to any person serving as a member of such board; provided, that any consent by Lender under this clause (6) shall be conditioned upon Lender’s prior receipt of duly executed conditional resignation letters in form and substance satisfactory to Lender from each member of the board of directors of the Condominium Association; and

(c)         Borrower shall fully and faithfully observe, keep and perform, in all material respects, each and every material requirement, condition, covenant, agreement and provisions under the Condominium Act and the Condominium Documents on the part of Borrower to be observed, kept and performed. Borrower shall promptly deliver to Lender a copy of any notice of default received by Borrower with respect to any obligation of Borrower under the provisions of the Condominium Documents or the Condominium Act.

Article VI

NEGATIVE COVENANTS

Each individual Borrower covenants and agrees as follows with respect to itself, each other individual Borrower, and each Required SPE:

Section 6.1.         Liens on the Collateral. No Required SPE shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.

Section 6.2.         Ownership. Borrower shall not own any assets other than the Properties and related personal property and fixtures located therein or used in connection therewith.

Section 6.3.         Transfers. Without the prior written consent of Lender, Borrower shall not Transfer any Collateral other than (i) in compliance with Article II, and (ii) the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business. No Prohibited Change of Control, Prohibited Equity Pledge or Prohibited Preferred Equity shall occur. Borrower shall not hereafter file a declaration of condominium with respect to any of the Properties.

Section 6.4.         Debt. Borrower shall not have any Debt, other than Permitted Debt.

Section 6.5.         Dissolution; Merger or Consolidation. No Required SPE shall dissolve, terminate, liquidate, merge with or consolidate into another Person or divide or convert into multiple entities or series pursuant to Sections 18-215, 18-217 or 18-218 of the Delaware Limited Liability Company Act or Sections 17-218, 17-220, or 17-221 of the Delaware Limited Partnership Act, in connection with a tenancy-in-common arrangement, or otherwise.

Section 6.6.         Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

Section 6.7.         Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

Section 6.8.         Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any affiliate of Borrower, except on terms that are intrinsically fair, commercially reasonable and substantially similar to those that Borrower would have obtained in a comparable arms’-length transaction with an unrelated third party.

Section 6.9.         Misapplication of Funds. Borrower shall not (a) distribute or pay any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit or cause amounts to be remitted to the Lockbox Account as required by Section 3.1, (c) make any distributions to equity holders except for (w) distributions made to the Sponsor from the net funded proceeds for the Loan for the purpose described in the last sentence of Section 4.18, (x) G&A Expenses remitted from the Cash Management Account, the Excess Cash Flow Reserve Account and the Shortfall Reserve Account in accordance herewith, up to the G&A Expense Distribution Cap, (y) payments owed pursuant to Lender-approved service contracts with affiliates, provided such contracts have been subordinated to the Loan in a manner acceptable to Lender, and (z) Distributable Excess Release Proceeds, or (d) misappropriate any security deposit or portion thereof.

Section 6.10.       Jurisdiction of Formation; Name. Borrower shall not change its jurisdiction of formation. Borrower shall not change its name without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 6.11.       Modifications and Waivers. Unless otherwise consented to in writing by Lender:

(i)         Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.8;

(ii)        No Required SPE shall terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, or certificate of limited partnership) if such amendment or modification (i) affects any provision or definition relating to Independent Directors, (ii) affects any provision or definition relating to separateness, bankruptcy remoteness or qualification as a Single-Purpose Entity, (iii) affects any provision or definition on which any opinion of counsel delivered to Lender in connection with the Transaction is based (or any assumption contained in such opinion of counsel), (iv) affects any provision or definition relating to springing members, (v) affects any provision or definition relating to the permitted business activities of Borrower, or (vi) would reasonably be expected to result in a Material Adverse Effect;

(iii)       Borrower shall not terminate, amend or modify the Approved Management Agreement; and

(iv)       Borrower shall not (x) enter into any Material Agreement, or amend, modify, surrender or waive any material rights or remedies under any Material Agreement, except, in each case, on arms-length commercially reasonable terms, (y) terminate any Material Agreement without the prior written consent of Lender, to the extent doing so would reasonably likely result in a Material Adverse Effect, except for terminations in connection with a material default thereunder, or (y) default in its obligations under any Material Agreement if such default would reasonably likely result in a Material Adverse Effect.

Section 6.12.       ERISA. Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower shall not, and shall not be deemed to, hold Plan Assets. Borrower shall not be a “governmental plan” (as defined in Section 3(32) of ERISA) and shall not be subject to any federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

Section 6.13.       Maintenance and Alterations.

(a)        Borrower shall not use, maintain or operate any Property in any manner that constitutes a public or private nuisance, or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto, or that would materially increase the risk of fire or other hazard arising out of the operation of any Property, or do or permit to be done thereon anything that may in any way impair the value of any Property in any material respect or the Liens of the Mortgages or the Pledge Agreement or otherwise cause or reasonably be expected to result in a Material Adverse Effect. Borrower shall not install or permit to be installed on any Property any underground storage tank. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Property, regardless of the depth thereof or the method of mining or extraction thereof.

(b)        No equipment that is material or necessary to for the operation and maintenance of the Property shall be removed or demolished without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales of obsolete equipment no longer needed for the operation of the applicable Property).

(c)        During the continuance of any Event of Default, Borrower shall not perform or contract to perform any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Property Budget unless in the case of an imminent emergency involving threat to the Property or safety of Persons therein. Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents if the same is estimated to exceed the Threshold Amount, in form acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall within 10 Business Days of Lender’s written demand therefore, reimburse Lender for the reasonable fees and actual out-of-pocket costs of such consultant.

Section 6.14.       Single-Purpose Entity. No Required SPE shall cease to be a Single-Purpose Entity until the Indebtedness has been repaid in full. No Required SPE shall remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender and the Rating Agencies.

Section 6.15.       Zoning and Uses. Borrower shall not do any of the following without the prior written consent of Lender:

(i)         initiate or support any limiting change in the permitted uses of any of the Properties (or to the extent applicable, zoning reclassification of any of the Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to a Property, or use or permit the use of a Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of any Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned), unless such discontinuance or abandonment would not reasonably be expected to result in a Material Adverse Effect;

(ii)        execute or file any subdivision plat affecting any of the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising any of the Properties; or

(iii)       permit or consent to any of the Properties being used by the public or any Person in such manner as would reasonably be expected to result in a claim of adverse usage or possession or of any implied dedication or easement.

Section 6.16.       Waste. Borrower shall not commit or permit any Waste on any of the Properties, nor take any actions that might invalidate any insurance carried on any of the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

Section 6.17.       Tax Credits; Rent Regulations. Borrower shall not claim a low income housing credit for any Property under Section 8 or Section 42 of the Internal Revenue Code or otherwise subject any Property to rent regulations or other affordable housing regulations.

Article VII

DEFAULTS

Section 7.1.         Events of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):

(a)        Payment.

(i)         Borrower defaults in (x) the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder) or (y) the payment of any other amount required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(b), and such default under this clause (y) shall continue for five Business Days; or

(ii)        Borrower defaults, and such default shall continue for at least five Business Days after written notice to Borrower that such amount is owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing under the Note and any other amounts required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(b)).

(b)        Representations. If any representation made by Borrower, Pledgor or Sponsor in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made, provided, however, that if Borrower did not have actual knowledge at the time of such representation or warranty that such representation or warranty was false or misleading in any material respect and the same is susceptible of being cured, the same shall be an Event of Default hereunder only if the same is not cured within 30 days after Borrower’s receipt of written notice from Lender or, in the case of any such representation that is susceptible of cure but cannot reasonably be cured within such 30 day period and Borrower shall have (A) commenced to cure or cause the cure of such representation or warranty to be commenced within such 30 day period, (B) submitted to Lender an Officer’s Certificate setting forth an explanation of the inability to cure such Default within such 30 day period and describing Borrower’s past and intended efforts to cure, or cause the cure of, such Default and (C) thereafter diligently proceeded to cure the same, such 30 day period shall be extended for up to an additional 60 days.

(c)        Bankruptcy, etc. If:

(i)         any Required SPE or Sponsor shall commence a voluntary case concerning itself under any Title of the United States Code concerning bankruptcy or insolvency (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii)        any Required SPE or Sponsor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Required SPE or Sponsor, or shall dissolve or otherwise cease to exist (other than the adoption of the Liquidation Plan of the Sponsor, provided the Liquidation Plan shall not be completed prior to the payment in full of the Indebtedness);

(iii)       there is commenced against any Required SPE or Sponsor an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for 90 days after commencement;

(iv)       any Required SPE or Sponsor is adjudicated insolvent or bankrupt;

(v)        any Required SPE or Sponsor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;

(vi)       any Required SPE or Sponsor makes a general assignment for the benefit of creditors; or

(vii)      any Required SPE or Sponsor takes any action for the purpose of effecting any of the foregoing.

(d)        Prohibited Change of Control. If a Transfer of the Property or a Prohibited Change of Control occurs, or any other transfer of a direct or indirect equity interests in Borrower or Pledgor that is not a Permitted Equity Transfer or otherwise violates Section 2.4.

(e)        Equity Pledge; Preferred Equity. If a Prohibited Equity Pledge or any Prohibited Preferred Equity occurs or exists.

(f)         Insurance. If Borrower fails to maintain in full force and effect all Policies required hereunder.

(g)        ERISA; Negative Covenants. If a default occurs in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.7 or in Article VI that, unless referred to in any other subsection of this Section, remains uncured for 10 days after Borrower receives actual knowledge thereof.

(h)        Legal Requirements. If Borrower fails to cure properly any material violation of Legal Requirements affecting all or any portion of any Property that would reasonably be expected to have a Material Adverse Effect within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 30 days to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.

(i)         Express Events of Default. If any event occurs that is explicitly identified as an “Event of Default” under any provision contained herein or in any of the other Loan Documents; or if a default occurs under any term, covenant or agreement contained herein or in any of the other Loan Document if the applicable Loan Document specifies a cure period and the default remains uncured following the expiration of such cure period.

(j)         Other Covenants. If a default occurs in the due performance or observance by Borrower, Pledgor or Sponsor (including any successor thereto) of any term, covenant or agreement (other than those referred to in any other subsection of this Section) contained in this Agreement or in any other Loan Document, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice from Lender; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 120 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 120 days from Borrower’s receipt of Lender’s original notice, provided that Borrower shall deliver with reasonable promptness written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 120 day period.

Section 7.2.         Remedies.

(a)        During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgages, the Pledge Agreement and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(c) shall occur, then (except as specified in Section 7.2(g)) the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents. Without in any way limiting the foregoing, Lender shall not assert, and hereby waives, releases and agrees not to sue on, any claim against Borrower, Sponsor or any Exculpated Person, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of the Loan Agreement or any other Loan Document. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, Lender retains the right to pursue claims against the Borrower for actual damages arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.

(b)        If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.

(c)        During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgages or the Pledge Agreement or collect the Indebtedness. The actual, out-of-pocket costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and the Pledge Agreement and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d)        Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

(e)        Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.

(f)         Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Lender shall not make or execute any such Severed Loan Documents under such power until the expiration of three days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(g)        Notwithstanding anything herein to the contrary, if an event specified in Section 7.1(c) occurs solely in respect of Sponsor and not any Required SPE, then such event shall not constitute an Event of Default or result in an acceleration of the Loan unless, in each case, Lender so determines in its sole discretion by written notice to Borrower.

Section 7.3.         Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

Article VIII

MISCELLANEOUS

Section 8.1.         Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements by or on behalf of Borrower contained in this Loan Agreement or the other Loan Documents shall inure to the benefit of Lender and its successors and assigns.

Section 8.2.         GOVERNING LAW.

(A)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(B)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 8.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT). WITHOUT LIMITING THE FOREGOING CLAUSE (iii), BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

19 WEST 44TH STREET, SUITE 200

NEW YORK, NEW YORK 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT. BORROWER (1) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 8.3.         Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.

Section 8.4.         Notices. Except as otherwise expressly provided herein, all notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows, with a copy by e-mail. Any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section. A notice shall be deemed to have been given upon the later to occur of physical delivery (or refusal to accept delivery) and delivery or attempted delivery by e-mail.

If to Lender:

Goldman Sachs Bank USA
2001 Ross Avenue, 30th Floor
Dallas, Texas 75201
Attention: Structured Finance Legal (REFG)
Email: [***]

with copies to:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Miriam Wheeler
E-mail: [***]

and

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Michael Weinberger, Esq.
E-mail: [***]

If to Borrower:

Elme Communities
7550 Wisconsin Avenue, Suite 900
Bethesda, MD 20814
Attention: Chief Financial Officer
Telephone: (202) 774-3198
Email: [***]

with a copy to:

Elme Communities
7550 Wisconsin Avenue, Suite 900
Bethesda, MD 20814
Attention: Chief Administrative Officer and Treasurer
Telephone: (202) 774-3121
Email: [***]

Borrowers hereby appoint the individual Borrower named as notice party above (the “Representative Borrower”) to serve as agent on behalf of all Borrowers to receive any notices required to be delivered to any or all Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of Borrowers hereunder and under each of the other Loan Documents. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Borrowers. Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.

Section 8.5.         TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 8.6.         Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.7.         Assignment and Participation.

(a)         Except as expressly set forth in Article II, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.

(b)        Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion and without the consent of Borrower to sell one or more of the Notes or Note Components or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes or Note Components (a “Participation”). Borrower shall use commercially reasonable efforts to reasonably cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation, and Borrower shall promptly provide such information (to the extent in Borrower’s possession or otherwise readily obtainable), legal opinions and documents relating to each Required SPE, Sponsor, the Property, and any Tenants under a Major Lease as Lender may reasonably request in connection with such Assignment or Participation. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 8.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be). Goldman Sachs Bank USA or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as non-fiduciary agent for Borrower, a register (which may be in the form of entries in an electronic loan servicing system) on which it shall enter (i) the names and addresses of the Lenders and (ii) principal amounts (and stated interest) of the Notes owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Agreement. Furthermore, each Lender that sells a Participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Participation for all purposes of this Agreement notwithstanding any notice to the contrary. Upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate Notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement provided that such recipient is notified of the confidential nature thereof. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

(c)        In addition to any other rights of Lender, Lender may designate one or more administrative and/or collateral agents to act on behalf of Lender in one or more respects as determined by Lender from time to time (any such administrative agent or collateral agent, an “Agent”) and thereafter to remove or replace any such Agent from time to time. In the event of any appointment of an Agent, any Liens granted and created in favor of the “Lender” under this Agreement, the Mortgage and the other Loan Documents shall be held, and shall be deemed for all purposes under this Agreement, the Mortgage and the other Loan Documents to be held, by such Agent as agent on behalf of Lender and Lender’s transferees, assignees and successors from time to time holding interests in the Loan. Lender hereby designates Goldman Sachs Bank USA (“Goldman Sachs”) to serve as the initial Agent. Goldman Sachs agrees that it or one of its affiliates will serve as Agent for the Loan, provided that (a) Goldman Sachs is not the subject of any legal action relating to the Loan, (b) no Event of Default is then continuing, (c) there is no legal, regulatory, or other directive from a governmental or quasi-governmental authority that restricts Goldman Sachs’s ability to act in such capacity or imposes any increased burden or liability on Goldman Sachs as a result of acting in such capacity, (d) Goldman Sachs’s entire interest in the Loan has not been sold, (e) Goldman Sachs has not been removed as Agent for “cause” by the Lenders under any applicable co-lender agreement relating to the Loan, (f) no part of the Loan has been securitized, and (g) there is no internal directive of general applicability that prevents Goldman Sachs from continuing to serve as administrative agent for loans, including but not limited to the Loan.

Section 8.8.         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 8.9.         Preferences; Waiver of Marshalling of Assets. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.

Section 8.10.       Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment, unless there is a non-appealable determination by a court of competent jurisdiction that actual damages resulted from Lender’s gross negligence, bad faith or willful misconduct. Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.11.       Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

Section 8.12.       No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.

Section 8.13.       Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 8.14.       Brokers and Financial Advisors. Borrower represents that none of it, Pledgor or Sponsor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 8.15.       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement. Signatures executed electronically using DocuSign or similar signature software shall be regarded as original signatures for all purposes hereunder and under the other Loan Documents.

Section 8.16.       Estoppel Certificates.

(a)         Borrower shall execute, acknowledge and deliver to Lender, within five days after receipt of Lender’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgages, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents), (G) whether or not any of the Tenants under the Major Leases are in material default under the Major Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

(b)         Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each office Tenant and thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants under Major Leases specified by Lender, attesting to such facts regarding the Leases as Lender may reasonably require. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period.

Section 8.17.       General Indemnity; Payment of Expenses.

(a)        Borrower (but not any Exculpated Person or Sponsor), at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of (i) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, including without limitation (x) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof and (y) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, solely to the extent the Borrower has liability therefor on the basis of the Property’s proximity to such areas; (ii) any use, nonuse or condition in, on or about the Property or any part thereof (iii) any use, nonuse or condition in, on or about adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, solely to the extent the Borrower has liability therefor on the basis of the Property’s proximity to such areas; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (v) any failure of the Property, Borrower or Guarantor to comply with any Legal Requirements, to the extent such failure results in a claim against an Indemnified Party by a Governmental Authority or other unrelated third party; (vi) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease, to the extent such claim relates to a period prior to Lender foreclosing on the Property (or taking possession of the Property by a deed-in-lieu or similar transaction); and (vii) any and all claims and demands whatsoever that may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on such party’s part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, to the extent such claims and/or demands relate to a period prior to Lender foreclosing on the Property (or taking possession of the Property by a deed-in-lieu or similar transaction) or exercising the rights of the landlord under the Leases; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnified Party.

(b)       Any amounts payable to Lender by reason of the application of this Section shall be secured by the Mortgages and the Pledge Agreement and shall become due and payable within 10 Business Days after Borrower’s receipt of a written demand therefore and shall accrue interest at the Default Rate. The provisions of and undertakings and indemnifications set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement for one year after the satisfaction in full of the Indebtedness or termination of this Agreement (except any claim pending as of such date, such provisions, undertakings and indemnifications shall survive until the ultimate disposition thereof).

(c)        Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable and documented out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisals, the Property Condition Reports, the Title Insurance Policies, the Surveys, the Environmental Reports and any other third-party diligence materials; (ii) subject to any express limitations set forth herein, all reasonable and documented out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) the negotiation, evaluation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to or approvals under this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (B) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, (D) the satisfaction of any Rating Condition in respect of any matter required or requested by Borrower hereunder, and (E) a conversion of the Benchmark in accordance herewith; and (iii) all actual reasonable and documented out-of-pocket costs and expenses (including attorney’s fees and, if the Loan has been Securitized, special servicing fees, liquidation fees and workout fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all reasonable out-of-pocket costs, expenses and fees of Lender and its Servicer, operating advisor and securitization trustee resulting from any Casualty, Condemnation, Default or reasonably imminent default by Borrower or written request by Borrower (including enforcement expenses and any liquidation fees, workout fees, special servicing fees, operating advisor consulting fees or any other similar fees and interest payable on advances made by the Servicer or the securitization trustee with respect to delinquent debt service payments or expenses of curing Borrower’s Events of Default under the Loan Documents, and any actual out of pocket expenses actually paid by Servicer or a trustee in respect of the protection and preservation of any Property, such as payment of taxes and insurance premiums to the extent not escrowed hereunder); and the costs of all property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain due to a request by Borrower, or during the continuance of an Event of Default.

Section 8.18.       No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 8.19.       Recourse.

(a)        Subject to the qualifications herein, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its affiliates, or any Exculpated Person, except for (1) foreclosure actions or any other appropriate actions or proceedings in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, (2) any actions to enforce any obligations expressly assumed or guaranteed by any guarantor, indemnitor or similar party (whether or not such party is an Exculpated Person) under the Loan Documents, and (3) actions against Borrower in respect of its indemnity under Section 8.19(b).

(b)        Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of Borrower under this Section, Pledgor under the Pledge Agreement and Sponsor under the Guaranty) resulting from or arising out of any of the following:

(i)         any intentional or grossly negligent physical Waste at any Property committed or permitted by Borrower, Pledgor, Sponsor or any of their respective affiliates, which Waste is not a result of insufficient cash flow from the Property after the payment of debt service with respect to the Loan and the funding of reserves required pursuant to the Loan Documents;

(ii)        any fraud or intentional material misrepresentation committed by Borrower, Pledgor, Sponsor or any of their respective affiliates;

(iii)       any willful misconduct by Borrower, Pledgor, Sponsor or any of their respective affiliates (including (1) any litigation or other legal proceeding initiated by such Person in bad faith that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents during the continuance of an Event of Default (including, for the avoidance of doubt, alleging that the Pledge Agreement and/or any of the other Loan Documents are invalid or unenforceable as a result of Lender also being the beneficiary under the Mortgage), (2) any refusal by Borrower to comply with Section 5.9 hereof and (3) entering into, amending, modifying or terminating the Condominium Documents or any Material Agreement in violation of this Agreement or any other Loan Document);

(iv)      any misappropriation or misapplication by Borrower, Pledgor, Sponsor or any of their respective affiliates of any funds in violation of the Loan Documents (including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds) not maintained in accordance with applicable Legal Requirements or not delivered to Lender upon the occurrence of an Event of Default;

(v)       any voluntary Debt, Lien or Transfer of Collateral in violation of the Loan Documents that does not trigger full recourse under clauses (A) or (B) below and which are not bonded over with an acceptable title company;

(vi)      any material breach by Borrower, Pledgor or Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity;

(vii)      any failure to pay for or maintain the Policies or pay the amount of any deductible required thereunder following a Casualty or other insurance claim, provided Lender permits cash flow from the Properties to be applied for such purpose and the same is sufficient to pay applicable insurance deductibles;

(viii)     any failure of a Required SPE to be, and to at all times have been, a Single-Purpose Entity, regardless of whether such failure to have been a Single-Purpose Entity prior to the date hereof has been disclosed to Lender, and including any and all liabilities, contingent or otherwise, arising from or related to (x) the actions, conduct and/or operating history of Borrower (or any Person merged into Borrower) prior to the Closing Date and (y) Borrower’s ownership (or the ownership of any Person merged into Borrower) of assets prior to the Closing Date that do not constitute a portion of the Collateral;

(ix)       any fees or commissions paid by Borrower to any affiliate in violation of the Loan Documents;

(x)        any involuntary bankruptcy of any Required SPE, provided that for this purpose “Damages” shall be limited to the amount by which such costs and expenses exceed the costs and expenses Lender would have incurred in uncontested foreclosures on the Properties;

(xi)       any transfer taxes resulting from Lender’s exercise of remedies following an Event of Default;

(xii)       any opposition by Borrower, Pledgor or Sponsor to any motion filed by Lender for relief from the automatic stay in any bankruptcy proceeding of Borrower or Pledgor;

(xiii)     (A) any obligation of a Borrower Related Party to indemnify any Person that, immediately prior to any acquisition of title to the Pledged Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”; and the date on which an Equity Collateral Enforcement Action is consummated, an “Equity Collateral Transfer Date”), was an affiliate of any Borrower Related Party, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and is not expressly waived in writing by the Persons covered by such indemnification obligation and (B) any obligation of any Borrower Related Party accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to legal counsel engaged by any Borrower Related Party prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between any Borrower Related Party, on the one hand, and any affiliate of any Borrower Related Party, on the other hand (unless such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) or (3) amounts due under any contract between any Borrower Related Party, on the one hand, and any Person not affiliated with any Borrower Related Party, on the other hand, that has been entered into without the prior written approval of Lender to the extent such prior written approval was required under the Loan Documents (unless such contract was assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any Borrower Related Party or any income tax or indemnity liability of any Borrower Related Party to third parties or to other Borrower Related Parties; provided, that for purposes of this clause (xiii)  only, the term “Borrower Related Party” shall be limited to Borrower, any Guarantor, Pledgor or any affiliate of any of them;

(xiv)     any party claiming rights under the Watergate Affiliate Loan that are not subject to the Watergate Affiliate Loan Subordination Agreement; and

(xv)     if Borrower shall opt out of Article 8 of the UCC or cause the Pledged Collateral not to be treated as “securities” governed by and within the meaning of Article 8, or if Borrower or any affiliate of Borrower causes Borrower to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or Borrower or any affiliate of Borrower causes any termination or cancellation of the limited liability company membership certificate evidencing Pledgor’s one hundred percent (100%) ownership interest in Borrower, as delivered to Lender on the Closing Date in connection with the Pledge Agreement.

In addition to the foregoing, the Indebtedness shall be fully recourse to Borrower, Pledgor and Sponsor, jointly and severally, in the event of:

(A)        any voluntary Transfer of title to all or any portion of any Property or of direct or indirect equity interests in Borrower or Pledgor in violation of the Loan Documents,

(B)        any voluntary Debt in the nature of mortgage or mezzanine debt, in each case in violation of the Loan Documents,

(C)        the filing by any Required SPE of any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to the Bankruptcy Code or any similar federal or state law (or the filing of any involuntary petition if Borrower, Pledgor, Sponsor or any of their respective affiliates colluded with, solicited, caused to be solicited or joined other creditors in such filing), or

(D)        any Required SPE failing to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of Borrower or Pledgor with any affiliate in a bankruptcy or similar proceeding.

All of Borrower’s liabilities under this Section 8.19(b) shall be guaranteed by Sponsor pursuant to the Guaranty.

(c)        The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any indemnitors and guarantors to the extent allowed by any applicable Loan Documents. The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Note or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.

Section 8.20.       Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 8.21.       Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 8.22.       Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.

Section 8.23.       No Fiduciary Duty.

(a)        Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equity holders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Sponsor, Borrower, Pledgor or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.

(b)        It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arms’-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Pledgor, Sponsor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the part of any Lending Party to Sponsor, Pledgor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Sponsor, Pledgor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it, Pledgor nor Sponsor, nor any of their respective affiliates shall make, and each hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Sponsor or their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower, Pledgor and Sponsor) any rights or remedies by reason of any fiduciary or similar duty.

(c)        Borrower acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of affiliates of Borrower, including Sponsor or Pledgor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Transaction, (ii) be customers or competitors of Borrower, Sponsor and/or their respective affiliates, or (iii) have other relationships with Borrower, Sponsor and/or their respective affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of affiliates of Borrower, including Sponsor or Pledgor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Transaction or other Persons that may be the subject of the Transaction, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Pledgor Sponsor or any of their respective affiliates or to use such information on behalf of Borrower, Pledgor, Sponsor or any of their respective affiliates.

(d)        Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.

Section 8.24.       Borrower Information. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall keep such information and/or any other information provided by Borrower or Sponsor to Lender in accordance with the terms of the Loan Documents confidential in accordance with Lender’s customary procedures for handling confidential information of such nature (or, if the Loan has been Securitized, in accordance with the customary procedures of the Servicer or the Securitization trustee for handling such information in commercial mortgage backed securities transaction), excluding information that Lender determines in good faith to be non-confidential (but in any case including any information that is identified by Borrower or Sponsor in writing as material non-public information), provided that in any event Lender shall have the right to disclose any and all information provided to Lender by Borrower, Pledgor or Sponsor regarding Borrower, Pledgor, Sponsor, the Loan, the Pledged Collateral and the Properties (i) to affiliates of Lender and to Lender’s agents and advisors, (ii) to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or Securitization of all or any portion of the Loan or any participations therein, and to any investors or prospective investors in the Certificates, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations or Pledgor and its obligations, or to any Person that is a pledgee or a party to a repurchase agreement with respect to the Loan, in each case provided such party has been informed of the confidential nature thereof, (iii) to any Rating Agency in connection with a Securitization or as otherwise reasonably required in connection with a disposition of the Loan, (iv) to any Person reasonably necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document following an Event of Default, (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Certificates (including the Servicer, the Securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process, and (vi) in any Disclosure Document (as defined in the Cooperation Agreement). In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.

Section 8.25.       PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, Pledgor and Sponsor, which information includes the name and address of Borrower, Pledgor and Sponsor and other information that will allow Lender to identify Borrower, Pledgor or Sponsor in accordance with the PATRIOT Act.

Section 8.26.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any of the Loan Documents or in any other agreement, arrangement or understanding, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)           the effects of any Bail-in Action on any such liability, including, if applicable:

(A)       a reduction in full or in part or cancellation of any such liability;

(B)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 8.27.       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents are deemed to provide support, through a guarantee or otherwise, for the Interest Rate Cap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Party that is party to a Supported QFC becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

As used in this Section 8.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Party” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 8.28.       Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS, FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).

Section 8.29.       Publicity. If the Loan is made, Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender’s participation in the Loan and may utilize photographs of the Properties in such promotional materials. Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower, Pledgor or Sponsor unless Lender shall have approved of the same in writing prior to the issuance of such press release, advertisement or promotional material, such approval not to be unreasonably withheld.

Section 8.30.       Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 8.31.       No Representations by Lender. From time to time, Lender or Servicer may send statements of Loan balances, Collateral Account balances and the like. Such statements are generated for Borrower’s information and convenience only, and do not waive, amend or alter Borrower’s, Pledgor’s or Sponsor’s obligations under the Loan Documents. Thus, to the extent that such statements are inconsistent with any term of the Loan Documents or to the extent that such statements do not accurately reflect balances or any payments to which Lender is entitled under the Loan Documents, the Loan Documents shall control. By means of example, and without limitation, statements may fail to include prepayment premiums, default interest charges or legal fees that are due and payable under the Loan Documents.

Section 8.32.       Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 8.33.       Multi-Family Lending. Lender hereby informs Borrower, and by signing below, Borrower hereby acknowledges and agrees (and certifies that it has informed Sponsor), that Goldman Sachs Mortgage Company (“GSMC”), an affiliate of Lender, may provide services to Lender related to the origination and servicing of multifamily loans by Lender, including in connection with the underwriting and closing of such loans, and that notwithstanding such services, GSMC does not originate multifamily mortgage loans.

Section 8.34.       Joint and Several Liability. The representations, covenants, warranties and obligations of Borrower hereunder are joint and several. In the event of (a) any payment by any one or more of the Borrowers of any amount in excess of its respective Proportional Amount, or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any of the Collateral owned by one or more of the Borrowers, each Borrower (the “Overpaying Borrower”) that has paid more than its Proportional Amount or whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers shall be entitled, after payment in full of the Note and the satisfaction of all the Borrowers’ other obligations to Lender under the Loan Documents, to contribution from each of the benefited Borrowers (i.e., the Borrowers, other than the Overpaying Borrower, who have paid less than their respective Proportional Amount or whose Collateral or assets have not been so utilized to satisfy obligations under the Loan) for the amounts so paid, advanced or benefited, up to such benefited Borrower’s then current Proportional Amount. Such right to contribution shall be subordinate in all respects to the Loan. As used herein, the “Proportional Amount” with respect to any Borrower shall equal the amount derived as follows: (a) the ratio of the aggregate amount of the Loan allocable to the Property or Properties in which such Borrower has an interest to the then outstanding Principal Indebtedness, times (b) the aggregate amount paid or payable by the Borrowers under the Loan Documents (including interest).

Section 8.35.       Loan Documents Not Secured. Notwithstanding anything to the contrary herein or in any other Loan Document, the Environmental Indemnity and the Recourse Guaranty are not secured by any Mortgage unless otherwise elected by Lender (in its sole and absolute discretion) in writing.

Section 8.36.       REMIC Savings Clause. Notwithstanding anything herein to the contrary, if the Loan is included in a REMIC and, immediately following a release of any portion of the real property relating to the Property, the Loan would fail to satisfy a Lender 125% Determination, then (a) Borrower shall prepay the Principal Indebtedness in an amount necessary to cause the Lender 125% Determination to be satisfied, or (b) Borrower shall deliver to Lender an opinion of counsel in form and substance which would be acceptable to a prudent lender of securitized commercial mortgage loans acting reasonably, stating, among other things, that the REMIC formed pursuant to a Securitization will not fail to maintain its status as a REMIC as a result of such release and will not be subject to tax on any “prohibited transactions” or “prohibited contributions” as a result of such release.

Executed and delivered as of the date first set forth herein.

LENDER

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Siddharth Shrivastava
Authorized Person

BORROWER

Elme Riverside Apartments LLC, a
Delaware limited liability company

By:	WashRE1T Riverside LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme Bethesda Owner LLC, a
Delaware limited liability company

By:	Elme Bethesda Holdings LLC, a Delaware limited liability company

By:	Elme Limited Partnership, a Delaware limited partnership

By: Elme Communities, a Maryland real estate investment trust, its General Partner

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme Germantown LLC, a
Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme Watkins Mills LLC, a
Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme 3801 Connecticut Ave Trustee LLC, a
Delaware limited liability company

By:	WashREIT 3801 Connecticut Ave Trust Ownership LLC, a Delaware limited liability company

By:	WashREIT OP Sub DC LLC, a Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

By:	/s/ Steven Freishtat
Name:	Steven Freishtat
Title:	Authorized Officer

Elme Kenmore LLC, a
Delaware limited liability company

By:	WashREIT OP Sub DC LLC, a Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme Conyers LLC, a
Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme Marietta LLC, a
Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Elme Sandy Springs LLC, a
Delaware limited liability company

By:	WashREIT OP LLC, a Delaware limited liability company

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

WashREIT Watergate 600 OP LP, a
Delaware limited partnership

By:	WashREIT OP LLC, a Delaware limited liability company, its General Partner

By: Elme Communities, a Maryland real estate investment trust

	By:	/s/ Steven Freishtat
	Name:	Steven Freishtat
	Title:	Authorized Officer

Schedule A

Properties

	Borrower	Pledgor	Property Name	Property Address	Property Type	Number of Resi Units
1.	Elme 3801 Connecticut Ave Trustee LLC	WashREIT 3801 Connecticut Ave Trust Ownership LLC	Connecticut Ave Property	3801 Connecticut Avenue NW, Washinton, D.C. 20008	Multifamily	307
2.	Elme Conyers LLC	WashREIT OP LLC	Conyers Property	50 Greenleaf Road, Conyers, GA 30013	Multifamily	240
3.	Elme Germantown LLC	WashREIT OP LLC	Germantown Property	2 Observation Court, Germantown, MD 20876	Multifamily	218
4.	Elme Kenmore LLC	WashREIT OP Sub DC LLC	Kenmore Property	5415 Connecticut Avenue NW, Washington, D.C. 20008	Multifamily	371
5.	Elme Bethesda Owner LLC	Elme Bethesda Holdings LLC	Bethesda Property	5114 Dudley Lane, Bethesda, MD 20814	Multifamily	193
6.	Elme Marietta LLC	WashREIT OP LLC	Marietta Property	1113 Powers Ferry Place, Marietta, GA 30067	Multifamily	420
7.	Elme Riverside Apartments LLC	WashREIT Riverside LLC	Riverside Property	5860 Cameron Run Terrace, Alexandria, VA 22303	Multifamily	1222
8.	Elme Sandy Springs LLC	WashREIT OP LLC	Sandy Springs Property	501 N. River Parkway, Atlanta, GA 30350	Multifamily	389
9.	Elme Watkins Mill LLC	WashREIT OP LLC	Watkins Mill Property	99 Watkins Mill Road, Watkins Mill, MD 20878	Multifamily	210
10.	WashREIT Watergate 600 OP LP (“Watergate Borrower”)	WashREIT OP LLC	Watergate Property	600 New Hampshire Avenue NW, Washington D.C. 20037	Office	n/a